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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-177750

Subject to completion, dated March 18, 2013

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary prospectus supplement

To prospectus dated November 4, 2011

6,100,000 Shares

Hawaiian Electric Industries, Inc.

Common stock

We expect to enter into a forward sale agreement with an affiliate of J.P. Morgan Securities LLC, which affiliate we refer to as the forward purchaser. J.P. Morgan Securities LLC, as agent for an affiliate of the forward purchaser, and whom we refer to in such agency capacity as the forward seller, is, at our request, borrowing from third parties and selling to the underwriters 6,100,000 shares of our common stock in connection with a forward sale agreement between us and the forward purchaser. If the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell.

We will not initially receive any proceeds from the sale of the shares of our common stock offered hereby, except in certain circumstances described in this prospectus supplement. Although we expect to fully physically settle the forward sale agreement entirely by delivering shares of our common stock in exchange for cash proceeds on a date or dates specified by us within approximately 24 months of the date of this prospectus supplement, we may elect cash or net share settlement for all or a portion of our obligations under the forward sale agreement if we conclude it is in our best interest to do so. See "Underwriting—Forward sale agreement" for a description of the forward sale agreement.

Our common stock is listed on the New York Stock Exchange under the symbol "HE." On March 15, 2013, the closing price of our common stock on the New York Stock Exchange was $27.58 per share.

	Per share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Hawaiian Electric, before expenses(1)	$	$

(1)    Depending on the price of our common stock at the time of settlement of the forward sale agreement and the relevant settlement method, we may receive proceeds upon settlement of the forward sale agreement, which settlement must occur no later than approximately 24 months after the date of this prospectus supplement. For the purposes of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreement is fully physically settled based on the initial forward sale price of $                           (which is the public offering price of our common stock, less the underwriting discount shown above). The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. Unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase from us directly up to an additional 900,000 shares of common stock, solely to cover over-allotments. We may elect, in our sole discretion if such option is exercised, that such additional shares of common stock be sold by the forward seller to the underwriters (in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of the underwriters' over-allotment option). Unless the context requires otherwise, the term "forward sale agreement" as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise, by the underwriters, of their over-allotment option. In the event that we enter into an additional forward sale agreement and elect that any additional shares be sold by the forward seller to the underwriters, if the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell.

Investing in our common stock involves a high degree of risk. See "Risk factors" beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters are offering the shares of our common stock as set forth under "Underwriting." The underwriters expect to deliver the shares to investors on or about March      , 2013.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley

Prospectus supplement dated March      , 2013

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About this prospectus supplement

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that HEI filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under "Where you can find more information" in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, or the accompanying prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

When this prospectus supplement uses the acronym "HEI," or the words "we," "us," "our" or similar references, they refer to Hawaiian Electric Industries, Inc. unless otherwise expressly stated or the context otherwise requires.

Cautionary statements regarding forward-looking information

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain "forward-looking statements," which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates" or similar expressions. In addition, any statements concerning our future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries (collectively, the "Company"), the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Risks, uncertainties and other important factors that could cause actual results of the Company to differ materially from those described in forward-looking statements and from historical results include, but are not limited to, the following:

•
international, national and local economic conditions, including the state of the Hawaii tourism, defense and construction industries, the strength or weakness of the Hawaii and continental U.S. real estate markets (including the fair value and/or the actual performance of collateral underlying loans held by American Savings Bank, F.S.B., or "ASB", which could result in higher loan loss provisions and write-offs), decisions concerning the extent of the presence of the federal government and military in Hawaii, the implications and potential impacts of U.S. and foreign capital and credit market conditions and federal, state and international responses to those conditions, and the potential impacts of global developments (including global economic conditions and uncertainties, unrest, conflict and the overthrow of governmental regimes in North Africa and the Middle East, terrorist acts, the war on terrorism, continuing U.S. presence in Afghanistan and potential conflict or crisis with North Korea or Iran);

•
weather and natural disasters (e.g., hurricanes, earthquakes, tsunamis, lightning strikes and the potential effects of climate change, such as more severe storms and rising sea levels), including their impact on Company operations and the economy;

•
the timing and extent of changes in interest rates and the shape of the yield curve;

•
the ability of the Company to access credit markets to obtain commercial paper and other short-term and long-term debt financing (including lines of credit) and to access capital markets to issue HEI common stock under volatile and challenging market conditions, and the cost of such financings, if available;

•
the risks inherent in changes in the value of the Company's pension and other retirement plan assets and ASB's securities available for sale;

•
changes in laws, regulations, market conditions and other factors that result in changes in assumptions used to calculate retirement benefits costs and funding requirements;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) and of the rules and regulations that the Dodd-Frank Act requires to be promulgated;

•
increasing competition in the banking industry (e.g., increased price competition for deposits, or an outflow of deposits to alternative investments, which may have an adverse impact on ASB's cost of funds);

•
the implementation of the Energy Agreement with the State of Hawaii and Consumer Advocate (Energy Agreement) setting forth the goals and objectives of a Hawaii Clean Energy Initiative (HCEI), revenue decoupling and the fulfillment by the electric utilities of their commitments under the Energy Agreement (given the Public Utilities Commission of the State of Hawaii (PUC) approvals needed; the PUC's potential delay in considering (and potential disapproval of actual or proposed) HCEI-related costs; reliance by the Company on outside parties like the state, independent power producers (IPPs) and developers; potential changes in political support for the HCEI; and uncertainties surrounding wind power, the proposed undersea cables, biofuels, environmental assessments and the impacts of implementation of the HCEI on future costs of electricity);

•
capacity and supply constraints or difficulties, especially if generating units (utility-owned or IPP-owned) fail or measures such as demand-side management (DSM), distributed generation, combined heat and power or other firm capacity supply-side resources fall short of achieving their forecasted benefits or are otherwise insufficient to reduce or meet peak demand;

•
fuel oil price changes, performance by suppliers of their fuel oil delivery obligations and the continued availability to the electric utilities of their energy cost adjustment clauses (ECACs);

•
the continued availability to the electric utilities of other cost recovery mechanisms, including purchased power adjustment clauses (PPACs), revenue adjustment mechanisms (RAMs) and pension and postretirement benefits other than pensions (OPEB) tracking mechanisms, and the continued decoupling of revenues from sales;

•
the impact of fuel price volatility on customer satisfaction and political and regulatory support for the utilities;

•
the risks associated with increasing reliance on renewable energy, as contemplated under the Energy Agreement, including the availability and cost of non-fossil fuel supplies for renewable energy generation and the operational impacts of adding intermittent sources of renewable energy to the electric grid;

•
the ability of IPPs to deliver the firm capacity anticipated in their power purchase agreements (PPAs);

•
the ability of the electric utilities to negotiate, periodically, favorable fuel supply and collective bargaining agreements;

•
new technological developments that could affect the operations and prospects of HEI and its subsidiaries (including Hawaiian Electric Company, Inc., or "HECO" and its subsidiaries and ASB) or their competitors;

•
cyber security risks and the potential for cyber incidents, including potential incidents at HEI, ASB and HECO and their subsidiaries (including at ASB branches and at the electric utility plants) and incidents at data processing centers they use, to the extent not prevented by intrusion detection and prevention systems, anti-virus software, firewalls and other general information technology controls;

•
federal, state, county and international governmental and regulatory actions, such as existing, new and changes in laws, rules and regulations applicable to HEI, HECO, ASB and their subsidiaries (including changes in taxation, increases in capital requirements, regulatory changes resulting from the HCEI, environmental laws and regulations (including resulting compliance costs and risks of fines, penalties and/or liabilities), the regulation of greenhouse gas (GHG) emissions, governmental fees and assessments (such as Federal Deposit Insurance Corporation assessments), and potential carbon "cap and trade" legislation that may fundamentally alter costs to produce electricity and accelerate the move to renewable generation);

•
decisions by the PUC in rate cases and other proceedings (including the risks of delays in the timing of decisions, adverse changes in final decisions from interim decisions and the disallowance of project costs as a result of adverse regulatory audit reports or otherwise);

•
decisions by the PUC and by other agencies and courts on land use, environmental and other permitting issues (such as required corrective actions, restrictions and penalties that may arise, such as with respect to environmental conditions or renewable portfolio standards (RPS));

•
potential enforcement actions by the Office of the Comptroller of the Currency, the Federal Reserve Board (FRB), the Federal Deposit Insurance Corporation (FDIC) and/or other governmental authorities (such as consent orders, required corrective actions, restrictions and penalties that may arise, for example, with respect to compliance deficiencies under existing or new banking and consumer protection laws and regulations or with respect to capital adequacy);

•
ability to recover increasing costs and earn a reasonable return on capital investments not covered by revenue adjustment mechanisms;

•
the risks associated with the geographic concentration of HEI's businesses and ASB's loans, ASB's concentration in a single product type (i.e., first mortgages) and ASB's significant credit relationships (i.e., concentrations of large loans and/or credit lines with certain customers);

•
changes in accounting principles applicable to HEI, HECO, ASB and their subsidiaries, including the possible adoption of International Financial Reporting Standards or new U.S. accounting standards, the potential discontinuance of regulatory accounting and the effects of potentially required consolidation of variable interest entities (VIEs) or required capital lease accounting for PPAs with IPPs;

•
changes by securities rating agencies in their ratings of the securities of HEI and HECO and the results of financing efforts;

•
faster than expected loan prepayments that can cause an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage-servicing assets of ASB;

•
changes in ASB's loan portfolio credit profile and asset quality which may increase or decrease the required level of allowance for loan losses and charge-offs;

•
changes in ASB's deposit cost or mix which may have an adverse impact on ASB's cost of funds;

•
the final outcome of tax positions taken by HEI, HECO, ASB and their subsidiaries;

•
the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the utilities' transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits); and

•
other risks or uncertainties described elsewhere in current and periodic reports previously and subsequently filed by HEI and/or HECO with the SEC.

Forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, HECO, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

v

Prospectus summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the incorporated documents. This summary is not complete and may not contain all of the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference, which are described under "Where you can find more information" in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included above under "Cautionary statements regarding forward-looking information." Unless indicated otherwise, the information in this prospectus supplement assumes that the underwriters' over-allotment option is not exercised.

Hawaiian Electric Industries, Inc.

HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company whose principal subsidiaries engage in the electric public utility and banking businesses in the State of Hawaii. HEI's predecessor, HECO, was incorporated in 1891 under the laws of the Kingdom of Hawaii (now the State of Hawaii). As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary and the common shareholders of HECO became common shareholders of HEI. HEI's executive offices are located at 1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 and its telephone number is (808) 543-5662.

HEI has three operating segments: electric utilities, bank and "other".

Electric Utilities.    HECO is a regulated electric public utility company engaged in the production, purchase, transmission, distribution and sale of electric energy on the island of Oahu, in the State of Hawaii. HECO's subsidiaries, Hawaii Electric Light Company, Inc., or HELCO, incorporated on December 5, 1894, and Maui Electric Company, Limited, or MECO, incorporated on April 28, 1921, are also regulated electric public utilities, and provide electric service on the islands of Hawaii, Maui, Lanai and Molokai in the State of Hawaii. HECO and its subsidiaries provide the only electric public utility service to approximately 95% of Hawaii's population in a service area of approximately 5,815 square miles. As of December 31, 2012, HECO and its subsidiaries own and operate plants with an aggregate 1,787 megawatts of net generating capacity and had long-term purchase power agreements for another 545 megawatts of firm capacity with various independent power producers in the State of Hawaii. Due to the isolated nature of their service territories, the electric public utilities must own or be able to contract for all the electric power generation required to meet their power supply needs.

The electric utility subsidiaries are vertically integrated and regulated by the Hawaii Public Utilities Commission, or PUC. Hawaii has not experienced any of the disaggregation or deregulation that occurred in the electric utility industry on the U.S. mainland over the past several years. In 2008, the electric utility subsidiaries entered into an Energy Agreement with the State of Hawaii in which they made several commitments to the development of renewable energy and achieving energy efficiency. Keys to achieving reasonable returns from the electric utilities are containing costs, retaining customers by providing reliable service and maintaining close customer relationships, and receiving timely rate relief from the PUC when needed.

For the year ended December 31, 2012, the electric utilities' revenues and net income amounted to approximately 92% and 72%, respectively, of HEI's consolidated revenues and net income (which takes into account the negative impact of a write-off of $40 million of project costs related to a customer information system pursuant to a settlement agreement that remains subject to PUC approval), compared to approximately 92% and 72% in 2011 and approximately 89% and 67% in 2010, respectively.

Bank.    American Savings Holdings, Inc. or ASHI, is a wholly owned subsidiary of HEI and the direct parent of ASB. ASB, acquired by HEI on May 26, 1988, is a federally chartered savings bank with 57 branches providing financial services to consumers and businesses. As of December 31, 2012, ASB was one of the largest financial institutions in the State of Hawaii, with total assets of $5.0 billion and deposits of $4.2 billion, and was in full compliance with Office of the Comptroller of the Company, or OCC, minimum capital requirements (minimum ratio requirements noted in parentheses) with a tangible capital ratio of 9.1% (1.5%), a core capital ratio of 9.1% (4.0%) and a total risk-based capital ratio of 12.8% (8.0%). ASB was also "well-capitalized" within the meaning of OCC's prompt corrective action regulations (minimum ratio requirements noted in parentheses), with a leverage ratio of 9.1% (5.0%), a Tier-1 risk-based capital ratio of 11.7% (6.0%) and a total risk-based capital ratio of 12.8% (10.0%).

ASB is a full-service community bank serving both individual and business customers. In order to remain competitive and continue building core franchise value, ASB continues to develop and introduce new products and services in order to meet the needs of those markets, such as mobile banking. It has been optimizing its balance sheet in recent years as a result of its multi-year performance improvement project, which resulted in a reduction in asset size and a concomitant improvement in profitability and capital efficiency. ASB's ongoing challenge is to continue to increase revenues and control expenses after the completion of its performance improvement project.

For the year ended December 31, 2012, ASB's revenues and net income amounted to approximately 8% and 42%, respectively, of HEI's consolidated revenues and net income, compared to approximately 8% and 43% in 2011 and approximately 11% and 51% in 2010, respectively.

Other.    The "other" business segment includes the results of stand-alone operations of both HEI and ASHI, both holding companies, as well as other direct subsidiaries. The business and affairs of these other subsidiaries have been substantially wound up over the past few years. For the year ended December 31, 2012, the "other" segment's revenues and net income (loss) amounted to approximately 0.0% and (14%), respectively, of HEI's consolidated revenues and net income (loss), respectively, compared to approximately 0.0% and (15%) for 2011 and approximately (0.0%) and (18%) for 2010, respectively.

We maintain a web site at http://www.hei.com where general information about us is available. Information on our web site is not a part of, and we are not incorporating by reference the contents of our web site into, this prospectus supplement or the accompanying prospectus.

The offering

Issuer	Hawaiian Electric Industries, Inc., a Hawaii corporation
New York Stock Exchange Symbol	HE
Common Stock Offered by the Forward Seller	6,100,000 shares, or 7,000,000 shares if the underwriters' over-allotment option is exercised in full
Common Stock to be Outstanding Immediately After the Offering	98,467,455 shares(1)
Common Stock to be Outstanding after Settlement of the Forward Sale Agreement Assuming Physical Settlement	104,567,455 shares or 105,467,455 shares if the underwriters' over-allotment option is exercised in full(2)
Use of Proceeds

We will not initially receive any proceeds from the sale of the shares of common stock offered by the forward seller pursuant to this prospectus supplement, unless (i) an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward seller selling our common stock to the underwriters, or (ii) the underwriters exercise their over-allotment option and we elect to sell the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward seller to borrow and sell such additional shares to the underwriters. We intend to use any net proceeds we receive from any such sales in the manner described below.

Depending on the price of our common stock at the time of settlement and the relevant settlement method, we may receive proceeds from the sale of common stock upon settlement of the forward sale agreement, which settlement must occur within approximately 24 months of the date of this prospectus supplement. At an initial forward sale price of $              per share, we expect to receive net proceeds of $               million (or $               million if the underwriters exercise their over-allotment option in full and we elect for the forward seller to sell such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement. Unless the federal

(1)    Based on the number of shares outstanding as of March 15, 2013. This number excludes (i) shares that we may be required to sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters and (ii) shares reserved for issuance pursuant to our dividend reinvestment and stock purchase plan, nonemployee directors plan, retirement plans and equity compensation plans.

(2)    Based on the number of shares outstanding as of March 15, 2013. This number excludes shares reserved for issuance on the date hereof, or issued after the date hereof, pursuant to our dividend reinvestment and stock purchase plan, nonemployee directors plan, retirement plans and equity compensation plans.

funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See "Underwriting—Forward sale agreement" for a description of the forward sale agreement. We intend to use any net proceeds that we receive upon settlement of the forward sale agreement, or from any sales of shares of our common stock to the underwriters in the circumstances described under "Risk factors—Risks related to the forward sale agreement" and "Underwriting—Forward sale agreement," to invest in our subsidiaries, to loan funds to HECO (to assist it and its subsidiaries to finance their capital expenditures, to repay borrowings incurred to finance capital expenditures and for working capital), to repay our commercial paper or other short-term borrowings and for our working capital and other general corporate purposes.

See "Use of proceeds."
Accounting Treatment

Before any issuance of our common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price, which is initially $              (which is the public offering price of our common stock, less the underwriting discount shown on the cover page of this prospectus supplement), subject to adjustment based on the federal funds rate less a spread, and subject to decrease on each of certain dates specified in the forward sale agreement. However, if we decide to physically or net share settle the forward sale agreement, any delivery of our shares by us upon physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any common stock that we may sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters and, if the underwriters exercise their over-allotment option and we elect to issue the additional shares to cover over-allotments directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchaser. As a result, an affiliate of J.P. Morgan Securities LLC will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not necessary in connection with this offering, as the shares of common stock have a "bona fide public market" (as such terms are defined in FINRA Rule 5121).

Dividend Policy

We have paid a regular quarterly cash dividend and expect to continue paying a regular quarterly dividend for the foreseeable future. However, the HEI Board of Directors, in its discretion, makes the determination each quarter whether to declare a dividend and considers many factors in making its determination, including but not limited to our results of operations and long-term prospects and current and expected future economic conditions. See "Price range of common stock and dividends."

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Risk Factors

Investing in our common stock involves risks. Potential investors are urged to consider the risk factors relating to our business and an investment in our common stock described under "Risk factors" in this prospectus supplement and in the documents incorporated by reference.

Summary consolidated financial information

The following summary consolidated financial information of HEI for the years ended December 31, 2010, 2011 and 2012 and the information under "Capitalization" has been derived from the consolidated financial statements of HEI and the notes thereto, which consolidated financial statements have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and are incorporated by reference in this prospectus supplement and the accompanying prospectus. All such summary consolidated financial information of HEI, and the other financial information of HEI in this prospectus supplement, are qualified in their entirety by, and should be read in conjunction with, the consolidated financial statements and the other information about HEI included elsewhere in this prospectus supplement, the accompanying prospectus and the incorporated documents. Historical results are not necessarily indicative of the results of operations to be expected in the future.

Years ended December 31, (dollars in thousands, except per share amounts)	2012	2011	2010

Results of Operations
Revenues	$3,374,995	$3,242,335	$2,664,982
Operating Income	$284,196	$289,696	$256,211
Net income for common stock	$138,658	$138,230	$113,535
Basic earnings per common share	$1.43	$1.45	$1.22
Diluted earnings per common share	$1.42	$1.44	$1.21
Return on average common equity	8.9%	9.2%	7.8%

Cash flow data
Net cash provided by operating activities	$234,542	$250,366	$340,717
Depreciation of property, plant and equipment	150,389	148,152	154,523
Other amortization	7,958	19,318	4,605
Capital expenditures	325,480	235,116	182,125

Balance sheet data*
Total assets	$10,149,132	$9,594,477	$9,087,409
Deposit liabilities	4,229,916	4,070,032	3,975,372
Other bank borrowings	195,926	233,229	237,319
Long-term debt, net	1,422,872	1,340,070	1,364,942
Preferred stock of subsidiaries— not subject to mandatory redemption	34,293	34,293	34,293
Common stock equity	1,593,865	1,528,706	1,480,394

Years ended December 31, (dollars in thousands, except per share amounts)	2012	2011	2010

Common stock
Book value per common share*	$16.28	$15.92	$15.63
Market price per common share
High	29.24	26.79	24.99
Low	23.65	20.59	18.63
December 31	25.14	26.48	22.79
Dividends per common share	1.24	1.24	1.24
Dividend payout ratio	87%	86%	102%
Market price to book value per common share*	154%	166%	146%
Price earnings ratio**	17.6x	18.3x	18.7x
Common shares outstanding (thousands)*	97,928	96,038	94,691
Weighted-average	96,908	95,510	93,421
Shareholders***	31,349	32,004	32,624

*      At December 31 of each year. The Company has revised its electric utilities' previously issued financial statements to correct an error that resulted in the understatement of franchise taxes, net of tax benefits, that should have been recorded in years prior to 2010. See "Reclassifications and revisions" in Note 1 of HEI's "Notes to Consolidated Financial Statements."

**     Calculated using December 31 market price per common share divided by basic earnings per common share. The principal trading market for HEI's common stock is the New York Stock Exchange (the "NYSE").

***   At December 31 of each year. Represents registered shareholders plus participants in the HEI Dividend Reinvestment and Stock Purchase Plan who are not registered shareholders. As of March 15, 2013, HEI had 8,801 registered shareholders (i.e., holders of record of HEI common stock), 27,238 participants in our dividend reinvestment and stock purchase plan and total shareholders of 31,243.

Risk factors

Investing in our securities involves various risks. Before you make such an investment, you should carefully consider the risks described below, together with all of the other information included in this document and the documents to which we have referred you below under "Where you can find more information," including in any subsequent current or periodic reports that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risks described below could materially adversely affect our operations and financial results and the value of investments in our common stock.

Holding company and company-wide risks

HEI is a holding company that derives its income from its operating subsidiaries and depends on the ability of those subsidiaries to pay dividends or make other distributions to HEI and on its own ability to raise capital. HEI is a legal entity separate and distinct from its various subsidiaries.

As a holding company with no significant operations of its own, HEI's cash flows and consequent ability to service its obligations and pay dividends on its common stock is dependent upon its receipt of dividends or other distributions from its operating subsidiaries and its ability to issue common stock or other equity securities and to incur additional debt. The ability of HEI's subsidiaries to pay dividends or make other distributions to HEI, in turn, is subject to the risks associated with their operations and to contractual and regulatory restrictions, including:

•
the provisions of an HEI agreement with the PUC, which could limit the ability of HEI's principal electric public utility subsidiary, HECO, to pay dividends to HEI in the event that the consolidated common stock equity of the electric public utility subsidiaries falls below 35% of total capitalization of the electric utilities;

•
the provisions of an HEI agreement entered into with federal bank regulators in connection with its acquisition of its bank subsidiary, ASB, which require HEI to contribute additional capital to ASB (up to a maximum amount of additional capital of $28.3 million as of December 31, 2012) upon request of the regulators in order to maintain ASB's regulatory capital at the level required by regulation;

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the minimum capital and capital distribution regulations of the OCC that are applicable to ASB;

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the receipt of a letter of non-objection or prior approval from the OCC and FRB to the payment of any dividend ASB proposes to declare and pay to HEI; and

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the provisions of preferred stock resolutions and debt instruments of HEI and its subsidiaries.

We are subject to risks associated with the Hawaii economy (in the aggregate and on an individual island basis), volatile U.S. capital markets and changes in the interest rate and credit market environment that have and/or could result in higher retirement benefit plan funding requirements, declines in electric utility kilowatthour (KWH) sales, declines in ASB's interest rate margins and investment values, higher delinquencies and charge-offs in ASB's loan portfolio and restrictions on the ability of HEI or its subsidiaries to borrow money or issue securities.

The two largest components of Hawaii's economy are tourism and the federal government (including the military). Because the core businesses of HEI's subsidiaries are providing local public electric utility services (through HECO and its subsidiaries) and banking services (through ASB) in Hawaii, the Company's operating results are significantly influenced by Hawaii's economy, which in turn is influenced by economic conditions in the mainland U.S. (particularly California) and Asia (particularly Japan) as a result of the impact of those conditions on tourism, by the impact of interest rates on the construction and real estate industries and by the impact of world conditions (e.g., U.S. presence in Afghanistan) on federal government spending in Hawaii. For example, the turmoil in the financial markets and declines in the national and global economies had a negative effect on the Hawaii economy in 2009. In 2009, declines in the Hawaii, U.S. and Asian economies in turn led to declines in KWH sales (which continued into 2010, 2011 and 2012), an increase in uncollected billings of HECO and its subsidiaries, higher delinquencies in ASB's loan portfolio and other adverse effects on HEI's businesses.

If S&P or Moody's were to downgrade HEI's or HECO's long-term debt ratings because of past adverse effects, or if future events were to adversely affect the availability of capital to the Company, HEI's and HECO's ability to borrow and raise capital could be constrained and their future borrowing costs would likely increase with resulting reductions in HEI's consolidated net income in future periods. Further, if HEI's or HECO's commercial paper ratings were to be downgraded, HEI and HECO might not be able to sell commercial paper and might be required to draw on more expensive bank lines of credit or to defer capital or other expenditures.

Changes in the U.S. capital markets can also have significant effects on the Company. For example, pension funding requirements are affected by the market performance of the assets in the master pension trust maintained for pension plans, and by the discount rate used to estimate the service and interest cost components of net periodic pension cost and value obligations. The electric utilities' pension tracking mechanisms help moderate pension expense; however, the significant decline in 2008 in the value of the Company's defined benefit pension plan assets resulted in a substantial gap between the projected benefit obligations under the plans and the value of plan assets, resulting in increases in funding requirements.

Because the earnings of ASB depend primarily on net interest income, interest rate risk is a significant risk of ASB's operations. HEI and its electric utility subsidiaries are also exposed to interest rate risk primarily due to their periodic borrowing requirements, the discount rate used to determine pension funding requirements and the possible effect of interest rates on the electric utilities' rates of return. Interest rates are sensitive to many factors, including general economic conditions and the policies of government and regulatory authorities. HEI cannot predict future changes in interest rates, nor be certain that interest rate risk management strategies it or its subsidiaries have implemented will be successful in managing interest rate risk.

Interest rate risk also represents a market risk factor affecting the fair value of ASB's investment securities. Increases and decreases in prevailing interest rates generally translate into decreases and increases in the fair values of those instruments, respectively. Disruptions in the credit markets, a liquidity crisis in the banking industry or increased levels of residential mortgage delinquencies and defaults may result in decreases in the fair value of ASB's investment securities and an impairment that is other-than-temporary, requiring ASB to write down its investment securities. As of December 31, 2012, 88% of ASB's investment securities were securities and obligations issued by a federal agency or government sponsored entity that have an implicit guarantee from the U.S. government.

HEI and HECO and their subsidiaries may incur higher retirement benefits expenses and have and will likely continue to recognize substantial liabilities for retirement benefits.

Retirement benefits expenses and cash funding requirements could increase in future years depending on numerous factors, including the performance of the U.S. equity markets, trends in interest rates and health care costs, plan amendments, new laws relating to pension funding and changes in accounting principles. For the electric utilities, however, retirement benefits expenses, as adjusted by the pension and postretirement benefits other than pensions (OPEB) tracking mechanisms, have been an allowable expense for rate-making purposes.

The Company is subject to the risks associated with the geographic concentration of its businesses and current lack of interconnections that could result in service interruptions at the electric utilities or higher default rates on loans held by ASB.

The business of HECO and its electric utility subsidiaries is concentrated on the individual islands they serve in the State of Hawaii. Their operations are more vulnerable to service interruptions than are many U.S. mainland utilities because none of the systems of HECO and its subsidiaries are interconnected with the systems on the other islands they serve. Because of this lack of interconnections, it is necessary to maintain higher generation reserve margins than are typical for U.S. mainland utilities to help ensure reliable service. Service interruptions, including in particular extended interruptions that could result from a natural disaster or terrorist activity, could adversely impact the KWH sales of some or all of the electric utility subsidiaries.

Substantially all of ASB's consumer loan customers are Hawaii residents. A significant portion of the commercial loan customers are located in Hawaii. While a majority of customers are on Oahu, ASB also has customers on the neighbor islands (whose economies have been weaker than Oahu during the recent economic downturn). Substantially all of the real estate underlying ASB's residential and commercial real estate loans are located in Hawaii. These assets may be subject to a greater risk of default than other comparable assets held by financial institutions with other geographic concentrations in the event of adverse economic, political or business developments or natural disasters affecting Hawaii and the ability of ASB's customers to make payments of principal and interest on their loans.

Increasing competition and technological advances could cause HEI's businesses to lose customers or render their operations obsolete.

The banking industry in Hawaii, and certain aspects of the electric utility industry, are competitive. The success of HEI's subsidiaries in meeting competition and responding to technological advances will continue to have a direct impact on HEI's consolidated financial performance. For example:

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ASB, one of the largest financial institutions in the state, is in direct competition for deposits and loans not only with two larger institutions that have substantial capital, technology and marketing resources, but also with smaller Hawaii institutions and other U.S. institutions, including credit unions, mutual funds, mortgage brokers, finance companies and investment banking firms. Larger financial institutions may have greater access to capital at lower costs, which could impair ASB's ability to compete effectively. Significant advances in technology could render the operations of ASB less competitive or obsolete.

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HECO and its subsidiaries face competition from IPPs and customer self-generation, with or without cogeneration. With the exception of certain identified projects, the utilities are required to use competitive bidding to acquire a future generation resource unless the PUC finds competitive bidding to be unsuitable. The PUC set policies for distributed generation (DG) interconnection agreements and standby rates, and established conditions under which electric utilities can provide DG services on customer-owned sites as a regulated service. The results of competitive bidding, competition from IPPs, customer self-generation and the rate at which technological developments facilitating non-utility generation of electricity occur may adversely affect the utilities and the results of their operations.

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New technological developments, such as the commercial development of energy storage, may render the operations of HEI's electric utility subsidiaries less competitive or outdated.

The Company may be subject to information technology system failures, network disruptions and breaches in data security that could adversely affect its businesses and reputation.

The Company is subject to cyber security risks and the potential for cyber incidents, including potential incidents at ASB branches and at the HECO, HELCO and MECO plants and the related electricity transmission and distribution infrastructure, and incidents at data processing centers they use, to the extent not prevented by intrusion detection and prevention systems, anti-virus software, firewalls and other general information technology controls. ASB and the utilities are highly dependent on their ability to process, on a daily basis, a large number of transactions. ASB and the utilities rely heavily on numerous data processing systems. If any of these systems fails to operate properly or becomes disabled even for a brief period of time, the Company could suffer financial loss, business disruptions, liability to customers, regulatory intervention or damage to its reputation. The utilities and ASB have disaster recovery plans in place to protect their businesses against natural disasters, security breaches, military or terrorist actions, power or communication failures or similar events. The disaster recovery plans, however, may not be successful in preventing the loss of customer data, service interruptions, disruptions to operations or damage to important facilities.

HEI's businesses could suffer losses that are uninsured due to a lack of affordable insurance coverage, unavailability of insurance coverage or limitations on the insurance coverage the Company does have.

In the ordinary course of business, HEI and its subsidiaries purchase insurance coverages (e.g., property and liability coverages) to protect against loss of, or damage to, their properties and against claims made by third parties and employees for property damage or personal injuries. However, the protection provided by such insurance is limited in significant respects and, in some instances, there is no coverage. Certain of the insurance has substantial deductibles or has limits on the maximum amounts that may be recovered. For example, the electric utilities' overhead and underground transmission and distribution systems (with the exception of substation buildings and contents) have a replacement value roughly estimated at $6 billion and are not insured against loss or damage because the amount of transmission and distribution system insurance available is limited and the premiums are cost prohibitive. Similarly, the electric utilities have no business interruption insurance as the premiums for such insurance would be cost prohibitive, particularly since the utilities are not interconnected to other systems. If a hurricane or other uninsured catastrophic natural disaster were to occur, and if the PUC were not to allow the affected electric utilities to recover from ratepayers restoration costs and revenues lost from business interruption, the lost revenues and repair expenses could result in a significant decrease in HEI's consolidated net income or in significant net losses for the affected periods.

ASB generally does not obtain credit enhancements, such as mortgagor bankruptcy insurance, but does require standard hazard and hurricane insurance and may require flood insurance for certain properties. ASB is subject to the risks of borrower defaults and bankruptcies, special hazard losses not covered by the required insurance and the insurance company's inability to pay claims on existing policies.

Increased federal and state environmental regulation will require an increasing commitment of resources and funds and could result in construction delays or penalties and fines for non-compliance.

HEI and its subsidiaries are subject to federal, state and local environmental laws and regulations relating to air quality, water quality, hazardous substances, waste management, natural resources and health and safety, which regulate, among other matters, the operation of existing facilities, the construction and operation of new facilities and the proper cleanup and disposal of hazardous and toxic wastes and substances. HEI or its subsidiaries are currently involved in investigatory or remedial actions at current, former or third-party sites and there is no assurance that the Company will not incur material costs relating to these sites. In addition, compliance with these legal requirements requires HEI's utility subsidiaries to commit significant resources and funds toward, among other things, environmental monitoring, installation of pollution control equipment and payment of emission fees. These laws and regulations, among other things, require that certain environmental permits be obtained in order to construct or operate certain facilities, and obtaining such permits can entail significant expense and cause substantial construction delays. Also, these laws and regulations may be amended from time to time, including amendments that increase the burden and expense of compliance. For example, emission and/or discharge limits may be tightened, more extensive permitting requirements may be imposed and additional substances may become regulated. In addition, significant regulatory uncertainty exists regarding the impact of federal or state GHG emission limits and reductions.

If HEI or its subsidiaries fail to comply with environmental laws and regulations, even if caused by factors beyond their control, that failure may result in civil or criminal penalties and fines or the cessation of operations.

Adverse tax rulings or developments could result in significant increases in tax payments and/or expense.

Governmental taxing authorities could challenge a tax return position taken by HEI or its subsidiaries and, if the taxing authorities prevail, HEI's consolidated tax payments and/or expense, including applicable penalties and interest, could increase significantly.

The Company could be subject to the risk of uninsured losses in excess of its accruals for litigation matters.

HEI and its subsidiaries are involved in routine litigation in the ordinary course of their businesses, most of which is covered by insurance (subject to policy limits and deductibles). However, other litigation may arise that is not routine or involves claims that may not be covered by insurance. Because of the uncertainties associated with litigation, there is a risk that litigation against HEI or its subsidiaries, even if vigorously defended, could result in costs of defense and judgment or settlement amounts not covered by insurance and in excess of reserves established in HEI's consolidated financial statements.

Changes in accounting principles and estimates could affect the reported amounts of the Company's assets and liabilities or revenues and expenses.

HEI's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S. Changes in accounting principles (including the possible adoption of International Financial Reporting Standards or new U.S. accounting standards), or changes in the Company's application of existing accounting principles, could materially affect the financial statement presentation of HEI's or the electric utilities' consolidated results of operations and/or financial condition. Further, in preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change include the amounts reported for investment and mortgage-related securities; property, plant and equipment; pension and other postretirement benefit obligations; contingencies and litigation; income taxes; regulatory assets and liabilities; electric utility revenues; and allowance for loan losses.

HECO and its subsidiaries' financial statements reflect assets and costs based on cost-based rate-making regulations. Continued accounting in this manner requires that certain criteria relating to the recoverability of such costs through rates be met. If events or circumstances should change so that the criteria are no longer satisfied, the electric utilities' regulatory assets (amounting to $865 million as of December 31, 2012) may need to be charged to expense, which could result in significant reductions in the electric utilities' net income, and the electric utilities' regulatory liabilities (amounting to $322 million as of December 31, 2012) may need to be refunded to ratepayers immediately.

Changes in accounting principles can also impact HEI's consolidated financial statements. For example, if management determines that a PPA requires the consolidation of the IPP in HECO's consolidated financial statements, the consolidation could have a material effect on HECO's and HEI's consolidated financial statements, including the recognition of a significant amount of assets and liabilities and, if such a consolidated IPP were operating at a loss and had insufficient equity, the potential recognition of such losses. Also, if management determines that a PPA requires the classification of the agreement as a capital lease, a material effect on HEI's consolidated balance sheet may result, including the recognition of significant capital assets and lease obligations.

Electric utility risks

Actions of the PUC are outside the control of the electric utility subsidiaries and could result in inadequate or untimely rate increases, in rate reductions or refunds or in unanticipated delays, expenses or writedowns in connection with the construction of new projects.

The rates the electric utilities are allowed to charge for their services and the timeliness of permitted rate increases are among the most important items influencing the electric utilities' results of operations, financial condition and liquidity. The PUC has broad discretion over the rates that the electric utilities charge their customers. The electric utilities currently have rate cases pending before the PUC. In addition, as part of the decoupling mechanism that the electric utilities have implemented, each of the electric utilities will file a rate case once every three years. Any adverse decision by the PUC concerning the level or method of determining electric utility rates, the items and amounts that may be included in rate base, the returns on equity or rate base found to be reasonable, the potential consequences of exceeding or not meeting such returns, or any prolonged delay in rendering a decision in a rate or other proceeding could have a material adverse effect on HECO's consolidated results of operations, financial condition and liquidity.

To improve the timing and certainty of the recovery of their costs, the electric utilities have proposed and received approval of various cost recovery mechanisms including an ECAC and pension and OPEB tracking mechanisms, and more recently a decoupling mechanism, a PPAC, and a renewable energy infrastructure program surcharge. A change in, or the elimination of, any of these cost recovery mechanisms could have a material adverse effect on the electric utilities.

The electric utilities could be required to refund to their customers, with interest, revenues that have been or may be received under interim rate orders in their rate case proceedings, integrated resource plan cost recovery dockets and other proceedings, if and to the extent they exceed the amounts allowed in final orders.

Many public utility projects require PUC approval and various permits (e.g., environmental and land use permits) from other governmental agencies. Difficulties in obtaining, or the inability to obtain, the necessary approvals or permits, or any adverse decision or policy made or adopted, or any prolonged delay in rendering a decision, by an agency with respect to such approvals and permits, can result in significantly increased project costs or even cancellation of projects. In the event a project does not proceed, or if the PUC disallows cost recovery for all or part of a project, project costs may need to be written off in amounts that could result in significant reductions in HECO's consolidated net income. For example, HECO's East Oahu Transmission Project encountered substantial opposition and consequent delay, increased costs and a subsequent partial write-off of costs in the fourth quarter of 2011. Also, in January 2013, the utilities and the Consumer Advocate signed a settlement agreement, subject to approval by the PUC, to write off $40 million of costs in lieu of conducting PUC-ordered regulatory audits of the CIP CT-1 and the CIS projects. That settlement has not yet been approved by the PUC and the Company cannot provide any assurances concerning the approval or timing of approval of the settlement agreement by the PUC.

Energy cost adjustment clauses.    The rate schedules of each of HEI's electric utilities include ECACs under which electric rates charged to customers are automatically adjusted for changes in the weighted-average price paid for fuel oil and certain components of purchased power, and the relative amounts of company-generated power and purchased power.

The Energy Agreement confirms the intent of the parties that the existing ECACs will continue, but subject to periodic review by the PUC. The Energy Agreement also provides that as part of the review, the PUC may examine whether there are renewable energy projects from which the utilities should have, but did not, purchase energy or whether alternative fuel purchase strategies were appropriately used or not used.

In the recent rate cases, the PUC has allowed the current ECAC to continue. However, a change in, or the elimination of, the ECAC could have a material adverse effect on the electric utilities.

Electric utility operations are significantly influenced by weather conditions.

The electric utilities' results of operations can be affected by the weather. Weather conditions, particularly temperature and humidity, directly influence the demand for electricity. In addition, severe weather and natural disasters, such as hurricanes, earthquakes, tsunamis and lightning storms, which may become more severe or frequent as a result of global warming, can cause outages and property damage and require the utilities to incur significant additional expenses that may not be recoverable.

Electric utility operations depend heavily on third-party suppliers of fuel and purchased power.

The electric utilities rely on fuel oil suppliers and shippers and IPPs to deliver fuel oil and power, respectively, in accordance with contractual agreements. Approximately 73% of the net energy generated or purchased by the electric utilities in 2012 was generated from the burning of fossil fuel oil, and purchases of power by the electric utilities provided about 42% of their total net energy generated and purchased for the same period. Failure or delay by oil suppliers and shippers to provide fuel pursuant to existing contracts, or failure by a major IPP to deliver the firm capacity anticipated in its PPA, could disrupt the ability of the electric utilities to deliver electricity and require the electric utilities to incur additional expenses to meet the needs of their customers that may not be recoverable. In addition, as these contractual agreements end, the electric utilities may not be able to purchase fuel and power on terms equivalent to the current contractual agreements. Further, as the use of biofuels in generating units increases, the same risks will exist with suppliers of biofuels.

Electric utility generating facilities are subject to operational risks that could result in unscheduled plant outages, unanticipated and/or increased operation and maintenance expenses and increased power purchase costs.

Operation of electric generating facilities involves certain risks which can adversely affect energy output and efficiency levels. Included among these risks are facility shutdowns or power interruptions due to insufficient generation or a breakdown or failure of equipment or processes or interruptions in fuel supply, inability to negotiate satisfactory collective bargaining agreements when existing agreements expire or other labor disputes, inability to comply with regulatory or permit requirements, disruptions in delivery of electricity, operator error and catastrophic events such as earthquakes, tsunamis, hurricanes, fires, explosions, floods or other similar occurrences affecting the electric utilities' generating facilities or transmission and distribution systems. The utilities have taken a number of steps to mitigate the risk of outages, including securing additional purchased power, adding new utility generation, adding distributed generation and encouraging energy conservation. The costs of supplying energy to meet high demand and maintenance costs required to sustain high availability of aging generation units have been increasing and the trend of cost increases is not likely to ease, putting pressure on earnings to the extent timely cost recovery is not achieved.

The electric utilities may be adversely affected by new legislation.

Congress, the Hawaii legislature and governmental agencies periodically consider legislation and other initiatives that could have uncertain or negative effects on the electric utilities and their customers. Congress, the Hawaii legislature and governmental agencies have adopted, or are considering adopting, a number of measures that will significantly affect the electric utilities, as described below.

Renewable Portfolio Standards law.    In 2009, Hawaii's RPS law was amended to require electric utilities to meet an RPS of 10%, 15%, 25% and 40% by December 31, 2010, 2015, 2020 and 2030, respectively. Energy savings resulting from energy efficiency programs will not count toward the RPS after 2014. The utilities are committed to achieving these goals and met the 2010 RPS; however, due to the exclusion of energy savings in calculating RPS after 2014 and risks such as potential delays in IPPs being able to deliver contracted renewable energy, it is possible the electric utilities may not attain the required renewable percentages in the future, and management cannot predict the future consequences of failure to do so (including potential penalties to be assessed by the PUC). On December 19, 2008, the PUC approved a penalty of $20 for every megawatthour (MWh) that an electric utility is deficient under Hawaii's RPS law. The PUC noted, however, that this penalty may be reduced, in the PUC's discretion, due to events or circumstances that are outside an electric utility's reasonable control, to the extent the event or circumstance could not be reasonably foreseen and ameliorated, as described in the RPS law and in an RPS framework adopted by the PUC. In addition, the PUC ordered that the utilities will be prohibited from recovering any RPS penalty costs through rates.

Renewable energy.    In 2007, a measure was passed by the Hawaii legislature stating that the PUC may consider the need for increased renewable energy in rendering decisions on utility matters. Due to this measure, it is possible that, if energy from a renewable source is more expensive than energy from fossil fuel, the PUC may still approve the purchase of energy from the renewable source, resulting in higher costs.

Global climate change and greenhouse gas emissions reduction.    National and international concern about climate change and the contribution of GHG emissions to climate change have led to action by the state of Hawaii and the Environmental Protection Agency (EPA) and federal legislative and regulatory proposals to reduce GHG emissions.

In July 2007, Act 234, which requires a statewide reduction of GHG emissions by January 1, 2020 to levels at or below the statewide GHG emission levels in 1990, became law in Hawaii.

In recent years, several approaches to GHG emission reduction (including "cap and trade") have been either introduced or discussed in Congress; however, no legislation has yet been enacted.

In response to the 2007 U.S. Supreme Court decision in Massachusetts v. Environmental Protection Agency, which ruled that the EPA has the authority to regulate GHG emissions from motor vehicles under the CAA, the EPA has accelerated rulemaking addressing GHG emissions from both mobile and stationary sources. On September 22, 2009, the EPA issued the Final Mandatory Reporting of Greenhouse Gases Rule. The rule, which applies to HECO, HELCO and MECO, requires that sources above certain threshold levels monitor and report GHG emissions.

On June 3, 2010, the EPA's final "Prevention of Significant Deterioration (PSD) and Title V Greenhouse Gas (GHG) Tailoring Rule" (GHG Tailoring Rule) was published. It creates a new emissions threshold for GHG emissions from new and existing facilities and requires certain facilities to obtain PSD and Title V operating permits. The utilities are evaluating the impact of the GHG Tailoring Rule and a three-year permit deferral for biomass-fired and other biogenic sources on the utilities' operations.

The foregoing legislation or legislation that now is, or may in the future be, proposed present risks and uncertainties for the utilities.

The electric utilities may be subject to increased operational challenges and their results of operations, financial condition and liquidity may be adversely impacted in meeting the commitments and objectives of the HCEI Energy Agreement.

On October 20, 2008, the Governor of the State of Hawaii, the State of Hawaii Department of Business, Economic Development and Tourism, the Division of Consumer Advocacy of the State of Hawaii Department of Commerce and Consumer Affairs and the electric utilities (collectively, the parties), signed an Energy Agreement setting forth the goals and objectives of the HCEI and the related commitments of the parties. The Energy Agreement requires the parties to pursue a wide range of actions with the purpose of decreasing the State of Hawaii's dependence on imported fossil fuels through substantial increases in the use of renewable energy and implementation of new programs intended to secure greater energy efficiency and conservation.

The far-reaching nature of the Energy Agreement, including the extent of renewable energy commitments, presents risks to the Company. Among such risks are: (1) the dependence on third party suppliers of renewable purchased energy, which if the utilities are unsuccessful in negotiating purchased power agreements with such IPPs or if a major IPP fails to deliver the anticipated capacity in its purchased power agreement, could impact the utilities' achievement of its commitments under the Energy Agreement and/or the utilities' ability to deliver reliable service; (2) delays in acquiring or unavailability of non-fossil fuel supplies for renewable generation; (3) the impact of intermittent power to the electrical grid and reliability of service if appropriate supporting infrastructure is not installed or does not operate effectively; (4) the likelihood that the utilities may need to make substantial investments in related infrastructure, which could result in increased borrowings and, therefore, materially impact the financial condition and liquidity of the utilities; and (5) the commitment to support a variety of initiatives, which, if approved by the PUC, may have a material impact on the results of operations and financial condition of the utilities depending on their design and implementation. These initiatives include, but are not limited to, removing the system-wide caps on net energy metering (but studying distributed generation interconnections on a per-circuit basis); and developing an Energy Efficiency Portfolio Standard. The implementation of these or other HCEI programs may adversely impact the results of operations, financial condition and liquidity of the electric utilities.

Bank risks

Fluctuations in interest rates could result in lower net interest income, impair ASB's ability to originate new loans or impair the ability of ASB's adjustable-rate borrowers to make increased payments.

Interest rate risk is a significant risk of ASB's operations. ASB's net interest income consists primarily of interest income received on fixed-rate and adjustable-rate loans, mortgage-related securities and investments and interest expense consisting primarily of interest paid on deposits and other borrowings. Interest rate risk arises when earning assets mature or when their interest rates change in a time frame different from that of the costing liabilities. Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact ASB's net interest margin.

Although ASB pursues an asset-liability management strategy designed to mitigate its risk from changes in market interest rates, unfavorable movements in interest rates could result in lower net interest income. Residential 1-4 family fixed-rate mortgage loans comprised about 47% of ASB's loan portfolio as of December 31, 2012 and do not re-price with movements in interest rates. ASB continues to face a challenging interest rate environment. The persistent, low level of interest rates and excess liquidity in the financial system have impacted the new loan production rates and made it challenging to find investments with adequate risk-adjusted returns, which resulted in a negative impact on ASB's asset yields and net interest margin. The degree to which compression of ASB's margin will continue when interest rates rise is uncertain.

Increases in market interest rates could have an adverse impact on ASB's cost of funds. Higher market interest rates could lead to higher interest rates paid on deposits and other borrowings. Significant increases in market interest rates, or the perception that an increase may occur, could adversely affect ASB's ability to originate new loans and grow. An increase in market interest rates, especially a sudden increase, could also adversely affect the ability of ASB's adjustable-rate borrowers to meet their higher payment obligations. If this occurred, it could cause an increase in nonperforming assets and charge-offs. Conversely, a decrease in interest rates or a mismatching of maturities of interest sensitive financial instruments could result in an acceleration in the prepayment of loans and mortgage-related securities and impact ASB's ability to reinvest its liquidity in similar yielding assets. Historically low interest rates in 2010, 2011 and 2012 resulted in higher refinancings, which reduced the level of future interest income.

ASB's operations are affected by many disparate factors, some of which are beyond its control, that could result in lower net interest income or decreased demand for its products and services.

ASB's results of operations depend primarily on the level of interest income generated by ASB's earning assets in excess of the interest expense on its costing liabilities and the supply of and demand for its products and services (i.e., loans and deposits). ASB's net income may also be adversely affected by various other factors, such as:

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local and other economic and political conditions that could result in declines in employment and real estate values, which in turn could adversely affect the ability of borrowers to make loan payments and the ability of ASB to recover the full amounts owing to it under defaulted loans;

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the ability of borrowers to obtain insurance and the ability of ASB to place insurance where borrowers fail to do so, particularly in the event of catastrophic damage to collateral securing loans made by ASB;

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faster than expected loan prepayments that can cause an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage servicing assets of ASB;

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changes in ASB's loan portfolio credit profiles and asset quality, which may increase or decrease the required level of allowance for loan losses;

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technological disruptions affecting ASB's operations or financial or operational difficulties experienced by any outside vendor on whom ASB relies to provide key components of its business operations, such as business processing, network access or internet connections;

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the impact of potential legislative and regulatory changes affecting capital requirements and increasing oversight of, and reporting by, banks in response to the recent financial crisis and federal bailout of financial institutions;

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legislative changes regulating the assessment of overdraft, interchange and credit card fees, which will have a negative impact on noninterest income;

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public opinion about ASB and financial institutions in general, which, if negative, could impact the public's trust and confidence in ASB and adversely affect ASB's ability to attract and retain customers and expose ASB to adverse legal and regulatory consequences;

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increases in operating costs, inflation and other factors, that exceed increases in ASB' s net interest, fee and other income; and

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the ability of ASB to maintain or increase the level of deposits, ASB's lowest costing funds.

Banking and related regulations could result in significant restrictions being imposed on ASB's business or in a requirement that HEI divest ASB.

ASB is subject to examination and comprehensive regulation by the Department of Treasury, the OCC and the FDIC, and is subject to reserve requirements established by the Board of Governors of the Federal Reserve System. In addition, the FRB is responsible for regulating ASB's holding companies, HEI and ASHI. The regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities and examination policies to address not only ASB's compliance with applicable banking laws and regulations, but also capital adequacy, asset quality, management ability and performance, earnings, liquidity and various other factors.

Under certain circumstances, including any determination that ASB's relationship with HEI results in an unsafe and unsound banking practice, these regulatory authorities have the authority to restrict the ability of ASB to transfer assets and to make distributions to its shareholders (including payment of dividends to HEI), or they could seek to require HEI to sever its relationship with or divest its ownership of ASB. Payment by ASB of dividends to HEI may also be restricted by the OCC and FRB under prompt corrective action regulations or capital distribution regulations if ASB's capital position deteriorates. In order to maintain its status as a qualified thrift lender (QTL), ASB is required to maintain at least 65% of its assets in "qualified thrift investments." Institutions that fail to maintain QTL status are subject to various penalties, including limitations on their activities. In ASB's case, the activities of HEI and HEI's other subsidiaries would also be subject to restrictions, and a failure or inability to comply with those restrictions could effectively result in the required divestiture of ASB. Federal legislation has also been proposed in the past that could result in a required divestiture of ASB. In the event of a required divestiture, federal law substantially limits the types of entities that could potentially acquire ASB.

Recent legislative and regulatory initiatives could have an adverse effect on ASB's business.

The Dodd-Frank Act, which became law in July 2010, is expected to have a substantial impact on the financial services industry. The Dodd-Frank Act establishes a framework through which regulatory reform will be written and changes to statutes, regulations or regulatory policies could affect HEI and ASB in substantial and unpredictable ways. A major component of the Dodd-Frank Act is the creation of the Consumer Financial Protection Bureau that has the responsibility for setting and enforcing clear, consistent rules relating to consumer financial products and services and has the authority to prohibit practices it finds to be unfair, deceptive or abusive. Compliance with any such directives could have adverse effects on ASB's revenues or operating costs. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on ASB's business, results of operations, financial condition and liquidity.

A large percentage of ASB's loans and securities are collateralized by real estate, and adverse changes in the real estate market and/or general economic or other conditions may result in loan losses and adversely affect the Company's profitability.

As of December 31, 2012 approximately 78% of ASB's loan portfolio was comprised of loans primarily collateralized by real estate, most of which was concentrated in the State of Hawaii. ASB's HELOC (home equity line of credit) portfolio grew by 18% during 2012 and now comprises 21% of total real estate loans. ASB's financial results may be adversely affected by changes in prevailing economic conditions, either nationally or in the state of Hawaii, including decreases in real estate values, adverse employment conditions, the monetary and fiscal policies of the federal and state government and other significant external events. A deterioration of the economic environment in Hawaii, including a material decline in the real estate market, further declines in home resales, or a material external shock, or any environmental clean-up obligation, may significantly impair the value of ASB's collateral and ASB's ability to sell the collateral upon foreclosure. In the event of a default, amounts received upon sale of the collateral may be insufficient to recover outstanding principal and interest. Adverse changes in the economy may also have a negative effect on the ability of borrowers to make timely repayments of their loans. In addition, if poor economic conditions result in decreased demand for real estate loans, ASB's profits may decrease if alternative investments earn less income than real estate loans.

ASB's strategy to expand its commercial and commercial real estate lending activities may result in higher service costs and greater credit risk than residential lending activities due to the unique characteristics of these markets.

ASB has been aggressively pursuing a strategy that includes expanding its commercial and commercial real estate lines of business. These types of loans generally entail higher underwriting and other service costs and present greater credit risks than traditional residential mortgages.

Generally, both commercial and commercial real estate loans have shorter terms to maturity and earn higher spreads than residential mortgage loans. Only the assets of the business typically secure commercial loans. In such cases, upon default, any collateral repossessed may not be sufficient to repay the outstanding loan balance. In addition, loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be affected by current economic conditions and adverse business developments.

ASB has grown its national syndicated lending portfolio where ASB is a participant in credit facilities agented by established and reputable national lenders. Management selectively chooses each deal based on conservative credit criteria to ensure a high quality, well diversified portfolio.

Commercial real estate properties tend to be unique and are more difficult to value than residential real estate properties. Commercial real estate loans may not be fully amortizing, meaning that they may have a significant principal balance or "balloon" payment due at maturity. In addition, commercial real estate properties, particularly industrial and warehouse properties, are generally subject to relatively greater environmental risks than noncommercial properties and to the corresponding burdens and costs of compliance with environmental laws and regulations. Also, there may be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties. For example, a tenant may seek the protection of bankruptcy laws, which could result in termination of the tenant's lease.

In addition to the inherent risks of commercial and commercial real estate lending described above, the expansion of these new lines of business present execution risks, including the ability of ASB to attract personnel experienced in underwriting such loans and the ability of ASB to appropriately evaluate credit risk associated with such loans in determining the adequacy of its allowance for loan losses.

Other risks related to investment in our common stock

There may be future sales or other dilution of our equity, which may materially adversely affect the market price for shares of our common stock.

We are generally not restricted from issuing additional shares of common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or preferred stock or any substantially similar securities. The market price for shares of our common stock could materially decline as a result of sales of shares of common stock or preferred stock or similar securities in the market made after this offering or the perception that such sales could occur.

The issuance of additional series of preferred stock could materially adversely affect holders of shares of our common stock, which may negatively impact your investment.

Our Board of Directors is authorized to create one or more series of preferred stock and issue shares of such preferred stock without any action on the part of the shareholders. The Board of Directors also has the power, without shareholder approval, to set the terms of any such series of preferred stock that may be issued, including dividend rights and preferences over shares of our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue shares of preferred stock in the future that have a preference over shares of our common stock with respect to the payment of dividends or upon our dissolution, winding up and liquidation, or if we issue shares of preferred stock with voting rights that dilute the voting power of shares of our common stock, the rights of holders of shares of our common stock or the market price for shares of our common stock could be materially adversely affected.

The price and trading volume of our common stock may fluctuate significantly, and you could lose all or part of your investment.

The market price of our common stock on the NYSE constantly changes, and we expect that will continue. In the future, such market price may become highly volatile and subject to wide fluctuations due to our future performance or external factors. This offering, and any issuance of shares of common stock upon settlement of the forward sale agreement, could have the effect of depressing the market price for shares of our common stock. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares of common stock. The market price for our common stock could fluctuate significantly for various reasons, including:

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our operating and financial performance and prospects;

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our quarterly or annual earnings or those of other companies in our industry;

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conditions that impact demand for our products and services;

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actual or anticipated fluctuations in quarterly financial operating results;

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differences between our actual financial and operating results and those expected by investors and analysts;

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the public's reaction to our press releases, other public announcements and filings with the SEC;

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changes in earnings estimates or recommendations by securities analysts who track our common stock;

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market and industry perception of our success, or lack thereof, in pursuing our strategies;

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strategic actions by us or our competitors, such as acquisitions or joint ventures;

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changes in government and environmental regulation;

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changes in accounting standards, policies, guidance, interpretations or principles;

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arrival and departure of key personnel;

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changes in our capital structure; and

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changes in general market, economic and political conditions in the U.S. and global economies or financial markets.

In recent years, the stock market has experienced significant price and volume fluctuations. This volatility frequently has occurred without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

All of our debt obligations and any shares of preferred stock that we may issue in the future will have priority over shares of our common stock, which would subordinate your rights to payment as a holder of our common stock in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of HEI, shares of our common stock would rank below all debt claims against HEI and any outstanding shares of preferred stock. As a result, holders of shares of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders and holders of shares of preferred stock have been satisfied.

Although we have a long history of paying cash dividends on shares of our common stock, we may not pay cash dividends or increase our dividends on shares of our common stock in the future.

Holders of shares of our common stock are entitled to receive only such dividends as our Board of Directors may declare out of funds legally available for such purpose. We have a history of paying dividends to our shareholders when sufficient cash is available. However, future cash dividends will depend upon our results of operations, financial condition, cash requirements, the need to maintain adequate capital levels or increase our dividends and other factors. Also, there can be no assurance that we will continue to pay dividends or increase our dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

The amount of cash dividends that may be paid on our common stock is restricted by provisions contained in certain note agreements under which long-term debt was issued, with those for the senior notes being the most restrictive. We cannot pay or declare any dividends or make any other distribution on any class of stock or make any investments in subsidiaries or permit any subsidiary to do any of the above except out of net earnings available for such "restricted payments."

As a savings and loan holding company, we are also subject to guidance issued by the FRB with respect to the payment of dividends. That guidance provides, among other things, that we should notify the FRB and eliminate, defer or significantly reduce dividends in circumstances where we are experiencing or may experience financial weakness, including if our net income for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the proposed dividends. The guidance also provides that we should notify the FRB in advance of materially increasing our dividend or paying a dividend that exceeds earnings for the period for which the dividend is being paid.

Risks related to the forward sale agreement

Settlement provisions contained in the forward sale agreement subject us to certain risks.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

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in its commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under the forward sale agreement because (i) of the lack of sufficient shares of our common stock being made available for borrowing by lenders or (ii) it or its affiliate would incur a stock loan cost of more than a specified amount;

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we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the calculation agent (as defined in the forward sale agreement);

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certain ownership thresholds applicable to the forward purchaser are exceeded;

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(i) we announce a firm intention to enter into a transaction that, if consummated, would result in a merger event (as defined in the forward sale agreement) or (ii) an event is announced that, if consummated, would result in our nationalization, a change in law or delisting of our common stock (each as more fully described in the forward sale agreement); or

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certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement (as more fully described in the forward sale agreement).

The forward purchaser's decision to exercise its right to accelerate the forward sale agreement and to require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares and we would not receive any proceeds pursuant to the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion within approximately 24 months from the date of this prospectus supplement.

The forward sale agreement will be physically settled, unless we elect cash or net share settlement under the forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Subject to the provisions of the forward sale agreement, delivery of our shares upon physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreement, we would expect the forward purchaser or one of its affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy its obligation to return the shares of our common stock it had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the price paid by the forward purchaser or one of its affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchaser or one of its affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See "Underwriting—Forward sale agreement" for information on the forward sale agreement.

In addition, the purchase of our common stock by the forward purchaser or its affiliate, to unwind the forward purchaser's hedge position, could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchaser upon cash settlement or net share settlement, as the case may be, of the forward sale agreement, or decreasing the amount of cash or the number of shares of our common stock that the forward purchaser owes us upon cash settlement or net share settlement, as the case may be, of the forward sale agreement.

Use of proceeds

We will not initially receive any proceeds from the sale of the shares of common stock offered by the forward seller pursuant to this prospectus supplement, unless (i) an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward seller selling our common stock to the underwriters, or (ii) the underwriters exercise their over-allotment option and we elect to sell the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward seller to borrow and sell such additional shares to the underwriters. We intend to use any net proceeds we receive from any such sales in the manner described below.

Depending on the price of our common stock at the time of settlement and the relevant settlement method, we may receive proceeds from the sale of common stock upon settlement of the forward sale agreement, which settlement must occur within approximately 24 months of the date of this prospectus supplement. At an initial forward sale price of $              per share, we expect to receive net proceeds of $               million (or $               million if the underwriters exercise their over-allotment option in full and we elect for the forward seller to sell such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement. For purposes of calculating the proceeds to us upon settlement of the forward sale agreement, we have assumed that the forward sale agreement is fully physically settled based upon the initial forward sale price of $              (which is the public offering price of our common stock after deducting the applicable underwriting discount and commissions shown on the cover of this prospectus supplement) on the effective date of the forward sale agreement, and that the underwriters have not exercised their option to purchase up to an additional 900,000 shares to cover over-allotments. The actual proceeds that we receive will be determined upon final settlement of the forward sale agreement. Unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See "Underwriting—Forward sale agreement" for a description of the forward sale agreement.

We intend to use any net proceeds that we receive upon settlement of the forward sale agreement, or from any sales of shares of our common stock to the underwriters in the circumstances described under "Risk factors—Risks related to the forward sale agreement" and "Underwriting—forward sale agreement," to invest in our subsidiaries, to loan funds to HECO (to assist it and its subsidiaries to finance their capital expenditures, to repay borrowings incurred to finance capital expenditures and for working capital), to repay our commercial paper or other short-term borrowings and for our working capital and other general corporate purposes. HEI's commercial paper borrowings fluctuate frequently with its requirements for cash. As of March 15, 2013, HEI had outstanding commercial paper in the amount of approximately $84.3 million, bearing rates ranging from 0.84% to 0.88% and having remaining maturities ranging from 6 days to 28 days.

Capitalization

The table below sets forth our capitalization as of December 31, 2012:

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On an actual basis; and

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On an as adjusted basis after giving effect to the physical settlement of the forward sale agreement based on the initial forward sale price of $              per share, which is the public offering price of the shares of our common stock less the underwriting discount shown on the cover page of this prospectus supplement and assuming the underwriters do not exercise their option to purchase up to an additional 900,000 shares of common stock, and our application of the net proceeds from the sale in the manner described in "Use of proceeds" above.

The amount of proceeds we ultimately receive from this offering of our common stock is dependent upon numerous factors and subject to general market conditions. Among other things, whether we issue any shares of our common stock, and the proceeds that we receive, if any, in each case, upon settlement of the forward sale agreement will depend on the settlement method that applies to the forward sale agreement and the price of our common stock at the time of settlement of the forward sale agreement (which settlement must occur no later than approximately 24 months after the date of this prospectus supplement). Also, we may increase or decrease the number of shares in this offering. Accordingly, the actual "As Adjusted" amounts may differ materially from those shown in the "As Adjusted" column below. The capitalization table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2012			As Adjusted
(in millions)	Amount		Percent of Total Capitalization	Amount As Adjusted	Percent of Total Capitalization As Adjusted

Short-term debt(1)	$84	(2)	3%	$	%
Long-term debt	1,423		45
Preferred stock of subsidiaries	34		1
Common stock equity	1,594		51

Total capitalization	$3,135		100%	$	100%

(1)    Excludes ASB's deposit liabilities and other borrowings.

(2)    Consists of $84 million of HEI's commercial paper.

Common stock price range and dividends

HEI's common stock is traded on the NYSE under the symbol HE. The following table sets forth the high and low intraday sales prices of the common stock, as reported on the New York Stock Exchange Composite Transactions Tape, and dividends per share of common stock paid (or declared) by HEI for the calendar quarters indicated.

	Price Range
Period	High	Low	Dividend

2010:
First quarter	$23.01	$18.63	$0.31
Second quarter	24.04	21.07	0.31
Third quarter	24.99	22.04	0.31
Fourth quarter	23.41	21.77	0.31
2011:
First quarter	$26.40	$22.79	$0.31
Second quarter	26.38	23.25	0.31
Third quarter	24.95	20.59	0.31
Fourth quarter	26.79	22.91	0.31
2012:
First quarter	$26.79	$24.86	$0.31
Second quarter	28.87	24.65	0.31
Third quarter	29.24	26.26	0.31
Fourth quarter	26.75	23.65	0.31
2013:
First quarter (through March 15, 2013)	$27.92	$25.50	$0.31

The last reported sale price of the common stock on March 15, 2013 on the NYSE was $27.58 per share. As of March 15, 2013, HEI had 8,801 common shareholders of record.

HEI (and prior to July 1, 1983, HEI's predecessor, HECO) has paid dividends continuously since 1901. Common stock dividends have customarily been paid quarterly on or about the 10th of March, June, September and December to shareholders of record on the dividend record date. While HEI currently intends to continue the practice of paying dividends quarterly, the amount and timing of future dividends are necessarily dependent upon future earnings of its subsidiaries, financial requirements and other factors considered by HEI's Board of Directors, including legal requirements and contractual restrictions. The ability of certain of HEI's direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the PUC (pertaining to HEI's electric utility subsidiaries) and the minimum capital requirements imposed by law on ASB, including the need for ASB to receive a letter of non-objection or prior approval of dividends from the OCC and FRB, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. HEI does not expect that the regulatory and contractual restrictions applicable to HEI or its direct or indirect subsidiaries will significantly affect its ability to pay dividends on its common stock. See "Risk factors" above.

Description of common stock and preferred stock

Under our Amended and Restated Articles of Incorporation (Articles), we are authorized to issue 200,000,000 shares of common stock without par value (common stock) and 10,000,000 shares of preferred stock without par value (preferred stock). As of March 15, 2013, 98,467,455 shares of common stock were issued and outstanding and no shares of preferred stock were designated, issued or outstanding.

The following is a description of the general terms and provisions of our capital stock and does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and the Bylaws.

Common stock

General.    The outstanding shares of common stock, other than shares of restricted stock previously issued under HEI's Stock Option and Incentive Plan of 1987 (as amended and restated) or issued from time to time under HEI's 2010 Equity and Incentive Plan (as amended and restated) until such restrictions are satisfied, are fully paid and nonassessable. Additional shares of common stock, when issued pursuant to proper authorization, will be fully paid and nonassessable when the consideration for which HEI's Board of Directors authorizes their issuance has been received by HEI. The holders of common stock have no preemptive rights and there are no applicable conversion, redemption or sinking fund provisions.

Common stock is transferable at the Shareholder Services Office of the Company, American Savings Bank Tower, 8th Floor, 1001 Bishop Street, Honolulu, Hawaii 96813, and at the office of Continental Stock Transfer & Trust Company, Co-Transfer Agent and Registrar, 17 Battery Place, New York, New York 10004. Shares of common stock may either be certificated or uncertificated.

Dividend Rights and Limitations.    Stock and cash dividends may be issued and paid to the holders of common stock as and when declared by our Board of Directors, provided that, after giving effect to the payment of cash dividends, HEI is able to pay its debts as they become due in the usual course of its business and HEI's total assets are not less than the sum of its total liabilities plus the maximum amount that then would be payable in any liquidation in respect of all outstanding shares having preferential rights in liquidation. All shares of common stock are entitled to participate equally with respect to dividends.

HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI's direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the PUC (pertaining to HEI's electric utility subsidiaries) and the minimum capital requirements imposed by law on ASB, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. HEI does not expect that the regulatory and contractual restrictions applicable to HEI or its direct or indirect subsidiaries will significantly affect HEI's ability to pay dividends on its common stock. See "Business—HEI Consolidated—Regulation—Restrictions on dividends and other distributions" in HEI's Annual Report on Form 10-K for the year ended December 31, 2012 for a more complete description of the ability of certain of HEI's subsidiaries to pay dividends or make other distributions to HEI.

Liquidation Rights.    In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding-up of the affairs of HEI, voluntarily or involuntarily, holders of common stock are entitled to any assets of HEI available for distribution to HEI's stockholders after the payment in full of any amounts owing to its creditors and any preferential amounts to which holders of any preferred stock may be entitled. All shares of common stock will rank equally in the event of liquidation.

Voting Rights.    Holders of common stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted by the Board of Directors of HEI from time to time creating series of preferred stock or otherwise. The annual meeting of shareholders is held on the date and at the time designated by the Board of Directors, or, if it does not act, by the Chairman of the Board of Directors, or, in the Chairman's absence or disability, by the President. A shareholder may bring business before the annual meeting only if the shareholder complies with the advance notice and other requirements specified in the Bylaws. A special meeting of shareholders can be called by the Board of Directors, the Chairman of the Board of Directors, the President or upon written demand of shareholders entitled under Hawaii law to make such a demand in the manner prescribed by Hawaii law and in accordance with the advance notice provisions in the Bylaws. At annual and special meetings of stockholders, the presence in person or by proxy of holders of a majority of the outstanding shares of common stock constitutes a quorum, the election of directors requires a plurality of votes cast at a meeting at which a quorum is present and any other action may be approved at a meeting where a quorum is present and due notification of the proposed action has been given if the votes cast in favor of the action exceed the votes cast opposing the action, except (a) as otherwise required by law, (b) as provided in the Articles, (c) as provided in the Bylaws (including with respect to the amendment of certain provisions of the Bylaws) and/or (d) as may be provided in resolutions that may be adopted from time to time creating series of preferred stock or otherwise.

Under the current Bylaws, the Board of Directors is to consist of not less than five nor more than eighteen members, with the Board of Directors having the authority to fix the exact number of directors so long as the number is not less than five nor more than eighteen. Nominations for election to the Board of Directors may be made only by or at the direction of the Board of Directors (or a duly authorized committee of the Board of Directors) or by a shareholder who meets the requirements specified in the Bylaws and complies with the advance notice provisions set forth in the Bylaws. So long as there are at least nine directors, one-third (as nearly as possible) of the total number of directors is elected at each annual meeting of stockholders and, under Hawaii law, no holder of common stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of equity securities registered pursuant to the Exchange Act that is listed on a national securities exchange or traded over-the-counter on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System. Under the Bylaws, directors may be removed from office at a special meeting of shareholders properly called for that purpose.

Subject to compliance with any applicable advance notice provisions, the Bylaws may be amended by the affirmative vote of a majority of the entire Board of Directors, or at the annual meeting of shareholders or a special meeting of shareholders called for that purpose by the affirmative vote of a majority of shares represented and entitled to vote at such meeting, except that any provision of the Bylaws for which a greater vote is required by the Articles, the Bylaws or by law may itself be amended only by such greater vote. In addition, an amendment to the provisions in the Bylaws relating to (1) matters which may be properly brought before an annual meeting, (2) who may call a special meeting and matters which may be brought before a special meeting, (3) cumulative voting, (4) the number, the manner of fixing the number and the staggered terms of members of the Board of Directors, (5) removal of directors and (6) restricting the amendment of certain provisions of the Bylaws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to the election of directors voting together as a single class or (b) by the affirmative vote of a majority of the entire Board of Directors plus a concurring vote of a majority of the "continuing directors" (as that term is defined in the Bylaws) voting separately and as a subclass of directors.

The provisions of HEI's Bylaws referred to in the foregoing two paragraphs, and the statutory provisions referred to below, may have the effect of delaying, deferring or preventing a change in control of HEI.

Preferred stock

Preferred stock may be authorized by the Board of Directors for issuance in one or more series, without action by stockholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board of Directors authorizing the issuance of those shares. Under current Hawaii law, all shares of a series of preferred stock must have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class. Under the current Articles, there is no restriction on the repurchase or redemption of shares of preferred stock at a time when there is an arrearage in the payment of dividends or sinking fund installments.

If and when authorized by the Board of Directors, preferred stock may be preferred as to dividends or in liquidation, or both, over the common stock. For example, the terms of the preferred stock, if and when authorized, could prohibit dividends on shares of common stock until all dividends and any mandatory redemptions have been paid with respect to shares of preferred stock. In addition, the Board of Directors may, without stockholder approval, issue preferred stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of common stock. Issuance of preferred stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI.

Restriction on purchases of shares and consequences of substantial holdings under certain Hawaii and federal laws

Provisions of Hawaii and federal law, some of which are described below, place restrictions on the acquisition of beneficial ownership of 5% or more of the voting power of HEI. The following does not purport to be a complete enumeration of all of these provisions, nor does it purport to be a complete description of the statutory provisions that are enumerated. Persons contemplating the acquisition of 5% or more of the issued and outstanding shares of HEI's common stock should consult with their legal and financial advisors concerning statutory and other restrictions on such acquisitions.

The Hawaii Control Share Acquisition Act places restrictions on the acquisition of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition, in the manner specified in the Hawaii Control Share Acquisition Act, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, exclusive of the shares beneficially owned by the acquiring person, and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI's books for one year after acquisition and HEI, during the one-year period, has the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

Under provisions of the Hawaii Business Corporation Act, subject to certain exceptions, HEI may not be a party to a merger or consolidation unless the merger or consolidation is approved by the holders of at least 75% of all of the issued and outstanding voting stock of HEI.

Under provisions of Hawaii law regulating public utilities, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including HECO and its wholly-owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the PUC. The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the holding of more than 25% of the voting stock of its electric utility subsidiaries. In addition, HEI is subject to an agreement entered into with the PUC when HECO became a wholly-owned subsidiary of HEI. This agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.

Federal law restricts acquisitions of a federal savings bank and any entity considered to be its holding company by establishing thresholds of "control" the acquisition of which requires prior regulatory approval and by limiting the types of persons and entities eligible to acquire such control. The primary federal banking regulator of ASB historically was the Office of Thrift Supervision (OTS), but the OTS was abolished on July 21, 2011 and its supervisory and regulatory functions have been transferred to the OCC. As a result of HEI's indirect ownership of ASB, both HEI and ASHI, the direct parent corporation of ASB, are also subject to a certain degree of regulation as "unitary savings and loan holding companies" (i.e., companies which control one savings association). The supervision and regulation of HEI and ASHI have been moved to the FRB effective July 21, 2011. Since 1999, companies that engage in activities not permitted to financial services companies under federal law are not permitted to acquire control, directly or indirectly, of a savings institution. Nonfinancial companies that owned savings institutions prior to May 4, 1999, such as HEI and ASHI, however, are considered "grandfathered" so that HEI and its subsidiaries are able to continue to engage in their current activities and retain ownership of ASB. The effect of this prohibition therefore is that any acquisition of HEI by a third party is likely to require HEI to divest ASB or its assets and liabilities. The divestiture would be required to occur within a two year period following the FRB's approval of the acquisition of HEI. Federal law also limits the entities eligible to acquire ASB or its assets and liabilities generally to those that engage in activities permissible to bank and financial holding companies under the Bank Holding Company Act.

The thresholds of "control" which will trigger the need for notice to the FRB and, in certain instances, prior FRB approval are set forth in federal statutes and FRB regulations. Generally, no existing savings and loan holding company may acquire direct or indirect ownership or control of more than 5% of the outstanding voting stock of a federal savings bank or its holding company without the prior written approval of the FRB. In addition, no other company or person may acquire control of a federal savings bank or savings and loan holding company, unless the FRB provides prior written approval. "Control" in this context means (i) the acquisition of, control of, or holding proxies representing, more than 25% of the voting shares of HEI or (ii) the power to control in any manner the election of a majority of the directors of HEI or (iii) the power, directly or indirectly, to exercise a controlling influence over the management or policies of HEI. A person that contributes more than 25% of the capital of HEI would also be deemed to control HEI. Moreover, under FRB regulations, one would be presumed to have acquired control if one acquires 10% or more of the voting shares of HEI or, in some circumstances, more than 5% of such voting shares. Any company subject to a preliminary determination of control by the FRB because it triggered a control presumption or was deemed to have the power to exercise a controlling influence over HEI may contest the determination and request a hearing, may file an application to retain the control relationship or may propose a plan to the FRB for prompt termination of the control relationship. The FRB may also deem acquisitions of less than 25% of the voting shares of HEI to be passive and noncontrolling, on the condition that the investor enter into certain passivity commitments with the FRB.

Dividend reinvestment and stock purchase plan

Any individual of legal age or entity is eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan by making an initial cash investment in common stock, subject to applicable laws and regulations and the requirements of the plan. Holders of common stock, and holders of preferred stock of HEI's electric utility subsidiaries, may automatically reinvest some or all of their dividends to purchase additional shares of common stock at market prices (as defined in the plan). Participants in the plan may also purchase additional shares of common stock at market prices (as defined in the plan) by making cash contributions to the plan. HEI reserves the right to suspend, modify or terminate the plan at any time. Shares of common stock issued under the plan may either be newly issued shares or shares purchased by the plan on the open market. Participants do not pay brokerage commissions or service charges in connection with purchases of newly issued shares, but do pay their pro rata share of brokerage commissions if the plan purchases shares for participants on the open market.

U.S. federal tax considerations for non-U.S. holders of common stock

This discussion is only a summary of material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by non-U.S. holders (as defined below). It is not tax advice. Each prospective investor in our common stock is urged to consult its own tax advisor with respect to the particular tax consequences to such investor of the ownership and disposition of our common stock, including the applicability and effect of any state, local and non-U.S. tax laws, as well as U.S. federal tax laws, and any applicable income tax treaty.

The following is a general discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a "non-U.S. holder," as defined below. A "non-U.S. holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is a:

•
non-resident alien individual, other than one of certain former citizens and residents of the U.S. subject to tax as expatriates;

•
foreign corporation; or

•
foreign estate or trust.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations, all as in effect or in existence on the date of this prospectus supplement. These authorities are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the "IRS") or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the positions discussed below or that any position taken by the IRS would not be sustained in any judicial proceeding.

This discussion assumes that each non-U.S. holder will hold each share of our common stock issued and purchased pursuant to this offering as a "capital asset" within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to non-U.S. holders in light of their particular circumstances. Except as discussed below, this discussion does not address U.S. federal non-income tax laws, such as estate or gift tax laws; state, local or non-U.S. tax consequences; or the special tax rules that may apply to certain investors (including, without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, U.S. expatriates or former long-term residents of the U.S. or investors that acquire, hold or dispose of our common stock as part of a straddle, hedge, wash sale, constructive sale or conversion transaction or other integrated transaction). Additionally, this discussion does not consider the tax treatment of entities treated as partnerships or other pass-through entities. Prospective non-U.S. holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

In general, a distribution that we make to a non-U.S. holder with respect to shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute a dividend for U.S. federal income tax purposes. Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment of the non-U.S. holder), as described below, generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such dividend is eligible for a reduced rate of withholding under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN (or successor form) certifying its entitlement to benefits under an applicable income tax treaty. A non-U.S. holder that is eligible for a reduced rate of withholding under an applicable income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

If a non-U.S. holder is engaged in a U.S. trade or business, and if dividends on our common stock are effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder), the non-U.S. holder, although exempt from the tax withholding discussed in the preceding paragraph, will generally be subject to U.S. federal income tax on receipt of such dividends in the same manner as a U.S. person (i.e., net of deductions and at the same individual or corporate tax rates applicable to U.S. persons). The non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or suitable successor form) in order to claim an exemption from, or reduction in, withholding. A non-U.S. holder that is a foreign corporation for U.S. federal income tax purposes may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower rate under an applicable income tax treaty) upon its effectively connected earnings and profits, as adjusted under Section 884 of the Code.

Gain on disposition of common stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock unless:

•
the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, subject to an applicable income tax treaty providing otherwise;

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or

•
subject to the discussion below, we are or have been a "United States real property holding corporation," as defined below, at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from such sale or other disposition in the same manner as a U.S. person (i.e., net of deductions and at the same individual or corporate tax rates applicable to U.S. persons). If the non-U.S. holder is a foreign corporation for U.S. federal income tax purposes, it may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower rate under an applicable income tax treaty) upon its effectively connected earnings and profits, as adjusted under Section 884 of the Code. An individual non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% on the gain derived from such sale or other disposition, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes. If a non-U.S. holder described in the first or second bullet point above is eligible for the benefits of an applicable income tax treaty, the non-U.S. holder's gain derived from the sale or other disposition will be subject to U.S. federal income tax in the manner specified by such income tax treaty.

Generally, a corporation is a "United States real property holding corporation" if the fair market value of its U.S. real property interests, as defined in the Code and applicable U.S. Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and other assets used or held for use in a trade or business. Gain realized by a non-U.S. holder on the sale or other disposition of stock of a United States real property holding corporation that is regularly traded on an established securities market will be subject to U.S. federal income tax in much the same manner as a U.S. person, if either (i) that stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs or (ii) the non-U.S. holder owns, directly or constructively, more than 5% of the total fair market value of that stock at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever is shorter. Although we have not undertaken a complete analysis and there can be no assurance that the IRS will not take a contrary position, we believe that within the last five years we have not been and we currently are not a United States real property holding corporation. In addition, there is a risk that we could become a United States real property holding corporation in the future, such as if we were to divest ASB.

Federal estate tax

Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will be included in such individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Information reporting requirements and backup withholding

When and to the extent required by law, information returns will be filed with the IRS in connection with payments of dividends and the amount of taxes withheld with respect to those distributions. Copies of such information returns reporting those distributions may also be made available, and withholding taxes paid, to the taxing authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Also, unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, the non-U.S. holder may be subject to backup withholding on dividends, as well as information reporting and backup withholding on the proceeds from a sale or other disposition of our common stock. The certification procedures required to claim exemption from or a reduced rate of withholding under an applicable income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax, and the amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely and appropriately furnished to the IRS.

Non-U.S. holders of our common stock may be subject to U.S. withholding tax at a rate of 30% under Sections 1471 through 1474 of the Code (commonly referred to as "FATCA"). This withholding tax may apply if a non-U.S. holder (or any non-U.S. entity that receives a payment on a non-U.S. holder's behalf) does not comply with certain U.S. informational reporting requirements. The payments potentially subject to this withholding tax include dividends on, and gross proceeds from the sale or other disposition of, our common stock. If FATCA is not complied with, the withholding tax described above will apply to dividends made on or after January 1, 2014, and to gross proceeds from the sale or other disposition of stock made on or after January 1, 2017.

Prospective non-U.S. holders are urged to consult their own tax advisors regarding the applicability of FATCA with respect to our common stock.

Underwriting

In this offering, J.P. Morgan Securities LLC, as agent for an affiliate of the forward purchaser, and whom we refer to as the forward seller, is, at our request, borrowing and offering 6,100,000 shares of our common stock in connection with the execution of a forward sale agreement between us and an affiliate of J.P. Morgan Securities LLC, which affiliate we refer to as the forward purchaser.

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters and the forward seller. Subject to the terms and conditions of the underwriting agreement, the forward seller has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from the forward seller, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total	6,100,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent auditors. The underwriters are committed to purchase all the shares of common stock to be offered pursuant to the underwriting agreement if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

Forward sale agreement

We expect to enter into a forward sale agreement on the date of this prospectus supplement with the forward purchaser relating to an aggregate of 6,100,000 shares of our common stock. In connection with the execution of the forward sale agreement, and at our request, the forward seller is borrowing from third parties and selling in this offering 6,100,000 shares of our common stock.

If the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date, any shares of our common stock, then the forward sale agreement will be terminated in its entirety. If the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date 6,100,000 shares of our common stock, then the number of shares of our common stock to which the forward sale agreement relates will be reduced to the number that the forward seller can so borrow and deliver. In the event that the number of shares to which the forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from the forward seller and the forward seller's obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares not borrowed and delivered by the forward seller. In such event, we or the representatives of the underwriters will have the right to postpone the closing date for up to three business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward purchaser upon physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to physically settle the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion within approximately 24 months from the date of this prospectus supplement. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $              per share, which is the public offering price of our shares of common stock less the underwriting discount shown on the cover page of this prospectus supplement. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward seller of borrowing our common stock exceeds a specified amount. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread.

Before any issuance of our common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price. However, if we decide to physically settle or net share settle the forward sale agreement, delivery of our shares on any physical settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

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in its commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under the forward sale agreement because (i) of the lack of sufficient shares of our common stock being made available for borrowing by lenders, or (ii) it or its affiliate would incur a stock loan cost of more than a specified amount;

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we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the calculation agent (as defined in the forward sale agreement);

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certain ownership thresholds applicable to the forward purchaser are exceeded;

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(i) we announce a firm intention to enter into a transaction that, if consummated, would result in a merger event (as defined in the forward sale agreement) or (ii) an event is announced that, if consummated, would result in our nationalization, a change in law or delisting of our common stock (each as more fully described in the forward sale agreement); or

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certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement (as more fully described in the forward sale agreement).

The forward purchaser's decision to exercise its right to accelerate the forward sale agreement and to require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency, or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares and we would not receive any proceeds pursuant to the forward sale agreement.

The forward sale agreement will be physically settled, unless we elect cash or net share settlement under the forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Although we expect to settle entirely by the delivery of shares of our common stock, we may elect cash settlement or net share settlement for all or a portion of our obligations if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle if we have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreement. If we elect to cash or net share settle the forward sale agreement, the forward purchaser or one of its affiliates will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind its hedge and, if applicable in connection with net share settlement, to deliver shares to us. If the price paid by the forward purchaser or one of its affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchaser or one of its affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

If we elect to cash settle or net share settle the forward sale agreement, we would expect the forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to stock lenders in order to close out its short position. The purchase of our common stock by the forward purchaser or its affiliate could cause the price of our common stock to increase over time, thereby increasing the amount of cash we owe to the forward purchaser or decreasing the amount of cash that the forward purchaser owes us, as the case may be, in the event of cash settlement, or increasing the number of shares of our common stock we owe to the forward purchaser or decreasing the number of shares of our common stock that the forward purchaser owes us, as the case may be, in the event of net share settlement.

Underwriting discounts and commissions

The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $              per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Over-allotment option

We have granted the underwriters an option to purchase from us directly up to an additional 900,000 shares of common stock to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The shares purchased under this over-allotment option will be purchased at the public offering price, less the underwriting discount and commissions. The underwriters may exercise this option at any time, in whole or in part, until 30 days after the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

If the underwriters exercise their over-allotment option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock in approximately the same proportion as shown in the table above. We may elect, in our sole discretion if such option is exercised, that such additional shares of common stock be sold by the forward seller to the underwriters (in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of the underwriters' over-allotment option). In such event, if the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date, any shares of our common stock, then such additional forward sale agreement will be terminated in its entirety. In addition, if the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, then the number of shares of our common stock to which the additional forward sale agreement relates will be reduced to the number that the forward seller can so borrow and deliver. In the event that the number of shares to which the additional forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from the forward seller and the forward seller's obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares not borrowed and delivered by the forward seller. In such event, we or the representatives of the underwriters will have the right to postpone the closing date for the exercise of such option for up to three business days to effect any necessary changes to the documents or arrangements in connection with such closing.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $               per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without over-allotment exercise	With full over-allotment exercise

Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $              .

Electronic prospectus delivery

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

No sales of similar securities

Except in the case of any settlement of the forward sale agreement or the offering and/or sale of our common stock in this offering, or pursuant to our dividend reinvestment and stock purchase plan and our existing equity compensation plans for directors, officers and employees (or pursuant to awards under those plans), we have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or publicly disclose the intention to make any offer, sale, pledge, or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (A) transfers of shares of common stock as a bona fide gift or gifts, (B) transfers to any immediate family, trust for the direct or indirect benefit of the director, executive officer, manager or member or their immediate family or any of their successors upon death, and in each case such transfer does not involve a disposition for value (for purposes of this prospectus, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (C) distributions of shares of common stock to any beneficiary of the director, executive officer, manager or member pursuant to a will, other testamentary document or applicable laws of descent, (D) the transfer of any shares of common stock upon the exercise of options to purchase common stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof, (E) sales of shares of common stock under a trading plan, as in effect as of the date hereof, established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (F) the transfer to us upon termination of employment of non-vested restricted stock and the cancellation of restricted stock units; provided that in the case of any transfer or distribution pursuant to clauses (A) through (C), each donee or distributee shall execute and deliver to J.P. Morgan Securities LLC a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clauses (A) through (F), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above or, for transfers made pursuant to clause (D) above, a filing on a Form 4 made when required).

Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol "HE."

Price stabilization and short positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Sales outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FMSA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FMSA does not apply to us; and

(b)   it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•
to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•
in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, HEI or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Conflicts of interest

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Certain of the underwriters or their affiliates are lenders under the HEI and HECO credit facilities. Affiliates of certain underwriters serve other roles under the credit facilities. JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as administrative agent, issuing bank and lender under each credit facility. J.P. Morgan Securities LLC serves as sole lead arranger and sole bookrunner of each credit facility.

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of common stock that we sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters, and excluding any proceeds to us if the underwriters exercise their over-allotment option and we elect to issue the additional shares to cover such over-allotments directly) will be paid to the forward purchaser. As a result, an affiliate of J.P. Morgan Securities LLC will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not necessary in connection with this offering because the shares of common stock have a "bona fide public market" (as such terms are defined in FINRA Rule 5121).

Legal matters

Certain legal matters in connection with this offering of our common stock will be passed upon for us by Chet A. Richardson, our Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Goodsill Anderson Quinn & Stifel A Limited Liability Law Partnership LLP, Honolulu Hawaii, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also read and copy our SEC filings at the NYSE offices at 20 Broad Street, New York, New York 10005.

This prospectus supplement does not repeat important information that you can find in our registration statement (File No. 333-177750) and in the reports and other documents that we file with the SEC under the Exchange Act. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede some of this information. In other words, in case of a conflict or inconsistency between information contained in the prospectus and this prospectus supplement and information incorporated by reference into the prospectus and this prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

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Annual Report on Form 10-K for the year ended December 31, 2012, as amended by Amendment No. 1 on Form 10-K/A filed March 15, 2013;

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Current Reports on Form 8-K filed on January 4, 2013, January 15, 2013, January 29, 2013 (two reports), March 6, 2013 and March 14, 2013; and

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The description of our common stock contained in our Registration Statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purposes of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Hawaiian Electric Industries, Inc.
Attn: Investor Relations
P.O. Box 730
Honolulu, Hawaii 96808-0730
Telephone: (808) 543-7384

PROSPECTUS

Hawaiian Electric Industries, Inc.

Senior Debt Securities
Senior Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts
Stock Purchase Units

        Hawaiian Electric Industries, Inc. ("HEI") may offer the above-referenced securities from time to time in one or more series. This prospectus provides you with a general description of these securities. HEI will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        The common stock of HEI is listed on the New York Stock Exchange under the symbol "HE".

        HEI's principal executive offices are located at 900 Richards Street, Honolulu, Hawaii 96813 and HEI's telephone number is (808) 543-5662.

        Investing in the securities offered by this prospectus and any prospectus supplement involves risks. You should carefully consider the information referred to under the heading "Risk Factors" on page 1 before purchasing any of these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        HEI may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution".

The date of this prospectus is November 4, 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that HEI filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, HEI may issue and sell any combination of the securities described in this prospectus in one or more offerings. HEI may offer any of the following securities:

  •
  Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities, each of which may be convertible into our Common Stock;

  •
  Preferred Stock, which may be convertible into our Common Stock;

  •
  Common Stock; and

  •
  Stock Purchase Contracts and Stock Purchase Units, which may be settled in our Common Stock.

        This prospectus provides you with a general description of the securities HEI may offer. Each time HEI sells securities, HEI will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement HEI filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

RISK FACTORS

        Investing in HEI's securities involves risks. Before you make such an investment, you should carefully consider the information under the heading "Risk Factors" in:

  •
  any prospectus supplement relating to any securities we are offering;

  •
  HEI's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference into this prospectus;

  •
  HEI's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011, which are incorporated by reference into this prospectus; and

  •
  any other documents that HEI files with the SEC after the date of this prospectus and which are deemed to be incorporated by reference into this prospectus.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

        HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company whose principal subsidiaries engage in the electric public utility and bank businesses in the State of Hawaii. HEI's predecessor, Hawaiian Electric Company, Inc. ("HECO"), was incorporated in 1891 under the laws of the Kingdom of Hawaii (now the State of Hawaii). As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary and the common shareholders of HECO became common shareholders of HEI.

        HECO is a regulated electric public utility company engaged in the production, purchase, transmission, distribution and sale of electric energy on the island of Oahu, in the State of Hawaii. HECO's subsidiaries, Hawaii Electric Light Company, Inc., incorporated on December 5, 1894, and Maui Electric Company, Limited, incorporated on April 28, 1921, are also regulated electric public utilities, and provide electric service on the islands of Hawaii, Maui, Lanai and Molokai in the State of Hawaii. HECO and its subsidiaries serve approximately 95% of the population of the State of Hawaii in a service area of approximately 5,766 square miles.

        HEI's other principal subsidiary is American Savings Bank, F.S.B. ("ASB"), one of Hawaii's largest financial institutions, with 57 branches throughout the State of Hawaii and assets of $4.9 billion as of September 30, 2011. ASB, acquired in 1988, is a federally chartered savings bank that provides a wide range of banking and other financial services to consumers and businesses in Hawaii.

        HEI's strategy is to build fundamental earnings and profitability of HECO and its subsidiaries and ASB in a controlled-risk manner to support its current dividend and improve operating and capital efficiency in order to build shareholder value. For additional information concerning HEI's and its subsidiaries' businesses and affairs, including their capital requirements and external financing plans, pending legal and regulatory proceedings, descriptions of certain laws and regulations to which those companies are subject, and possible restrictions on the ability of certain of HEI's subsidiaries to pay dividends or make other distributions to HEI, prospective purchasers should refer to the documents incorporated by reference that are listed under the caption "Where You Can Find More Information".

USE OF PROCEEDS

        Unless stated otherwise in any prospectus supplement, HEI may use the net proceeds received from any sale of the offered securities:

  •
  to redeem, repurchase, repay or retire outstanding short-term and long-term indebtedness, including indebtedness arising out of the previous issuances of commercial paper and notes;

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  to make investments in and loans to HEI's subsidiaries (principally to help finance the subsidiaries' ongoing capital expenditure programs, to retire or defease their indebtedness and to make investments in and loans to their subsidiaries);

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  to finance strategic investments in, or future acquisitions of, other entities or their assets, including by HEI's subsidiaries; or

  •
  for working capital and other general corporate purposes.

        The prospectus supplement relating to a particular offering of securities by HEI will identify the use of proceeds from that offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following tables set forth the ratio of earnings to fixed charges for HEI and its subsidiaries for the periods indicated.

	Years Ended December 31,					Nine Months ended September 30,
	2006	2007	2008	2009	2010	2010	2011
Ratio of Earnings to Fixed Charges, excluding interest on ASB deposits	2.08	1.78	2.06	2.29	2.89	2.93	3.16

Ratio of Earnings to Fixed Charges, including interest on ASB deposits	1.73	1.52	1.71	1.95	2.64	2.66	2.97

        For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent the sum of (i) pretax income from continuing operations (excluding undistributed income or loss from equity investees) and (ii) fixed charges (excluding capitalized interest). "Fixed charges" are calculated both excluding and including interest on ASB's deposits during the applicable periods and represent the sum of (i) interest, whether capitalized or expensed, but excluding interest on nonrecourse debt from leveraged leases which is not included in interest expense in HEI's consolidated statements of income, (ii) amortization of debt expense and discount or premium related to any indebtedness, whether capitalized or expensed, (iii) the interest factor in rental expense and (iv) the non-intercompany preferred stock dividend requirements of HEI's subsidiaries, increased to an amount representing the pretax earnings required to cover such dividend requirements. HEI has not previously issued Preferred Stock and consequently pays no preferred stock dividends.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that HEI filed with the SEC under the Securities Act of 1933 (the "Securities Act"). The registration statement contains or incorporates by reference additional information and exhibits not included in this prospectus and refers to documents that are filed as exhibits to other SEC filings. HEI is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, therefore, files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that HEI files at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies (such as HEI) that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives at the SEC's web site. HEI's SEC filings, and other information with respect to HEI, may also be obtained on the Internet at HEI's web site at http://www.hei.com. This information on HEI's website is not incorporated by reference in this prospectus.

        The SEC allows HEI to "incorporate by reference" the information that it files with the SEC, which means that HEI can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. Later information that HEI files with the SEC will automatically update and supersede information in this prospectus or an earlier filed document. HEI has filed with the SEC (File No. 1-8503) and incorporates by reference the following documents:

  •
  Annual Report on Form 10-K, for the year ended December 31, 2010;

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

  •
  Current Reports on Form 8-K filed January 11, 2011, January 14, 2011, January 21, 2011, February 14, 2011, March 4, 2011, March 7, 2011, March 14, 2011, March 28, 2011, April 1, 2011, April 11, 2011, May 11, 2011, May 24, 2011, July 1, 2011, July 6, 2011, July 25, 2011 and October 3, 2011 (excluding information deemed furnished and not filed with the SEC pursuant to its rules and regulations); and

  •
  All reports and other documents subsequently filed by HEI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the time that all securities offered hereby are sold (excluding, in each case, information deemed furnished and not filed with the SEC pursuant to its rules and regulations).

        You may request a free copy of any of these incorporated documents by writing or telephoning HEI at the following address or telephone number: Investor Relations, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730, telephone: (808) 543-7371.

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. HEI has not, and the underwriters and agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. HEI is not, and the underwriters and agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or the documents incorporated by reference is accurate only as of the date of those documents. The business, financial condition, results of operations and prospects of HEI and its subsidiaries may have changed since those dates.

FORWARD-LOOKING STATEMENTS

        This prospectus, which includes documents incorporated by reference, contains statements which are not based on historical facts but are considered "forward-looking". Forward-looking statements, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as "expects", "anticipates", "intends", "plans", "believes", "predicts", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions are also forward-looking statements.

        Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These considerations include the risks and uncertainties identified in this prospectus, in any prospectus supplement and in the incorporated documents. Forward-looking statements are not guarantees of future performance and the actual results that HEI achieves may differ materially. In addition, forward-looking statements speak only as of the date of the document in which they are made and, except for its ongoing obligations to disclose material information under the federal securities laws, HEI assumes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.

        In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following risks, uncertainties and other important factors, in addition to those referenced under "Risk Factors" and elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," could cause actual results to differ materially from historical results and from management expectations as suggested by such "forward-looking" statements:

  •
  international, national and local economic conditions, including the state of the Hawaii tourism, defense and construction industries, the strength or weakness of the Hawaii and continental U.S. real estate markets (including the fair value and/or the actual performance of collateral underlying loans held by ASB, which could result in higher loan loss provisions and write-offs), decisions concerning the extent of the presence of the federal government and military in Hawaii, the implications and potential impacts of U.S. and foreign capital and credit market conditions and federal and state responses to those conditions, and the potential impacts of global developments (including unrest, conflict and the overthrow of governmental regimes in North Africa and the Middle East, terrorist acts, the war on terrorism, continuing U.S. presence in Afghanistan and potential conflict or crisis with North Korea);

  •
  weather and natural disasters (e.g., hurricanes, earthquakes, tsunamis, lightning strikes and the potential effects of global warming, such as more severe storms and rising sea levels), including their impact on HEI's operations and the economy (e.g., the effect of the March 2011 natural disasters in Japan on its economy and tourism in Hawaii);

  •
  the timing and extent of changes in interest rates and the shape of the yield curve;

  •
  the ability of HEI and its subsidiaries to access credit markets to obtain commercial paper and other short-term and long-term debt financing (including lines of credit) and to access capital markets to issue HEI common stock under volatile and challenging market conditions, and the cost of such financings, if available;

  •
  the risks inherent in changes in the value of pension and other retirement plan assets and securities available for sale;

  •
  changes in laws, regulations, market conditions and other factors that result in changes in assumptions used to calculate retirement benefit costs and funding requirements;

  •
  the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and of the rules and regulations that the Dodd-Frank Act requires to be promulgated;

  •
  increasing competition in the banking industry (e.g., increased price competition for deposits, or an outflow of deposits to alternative investments, may have an adverse impact on ASB's cost of funds);

  •
  the implementation of the Energy Agreement with the State of Hawaii and Consumer Advocate setting forth the goals and objectives of a Hawaii Clean Energy Initiative (the "HCEI"), revenue decoupling and the fulfillment by HEI's electric utility subsidiaries of their commitments under the Energy Agreement (given the approvals needed from the Public Utilities Commission of the State of Hawaii (the "PUC"); the PUC's potential delay in considering (and potential disapproval of actual or proposed) HCEI-related costs; reliance by the Company on outside parties like the state, independent power producers and developers; potential changes in political support for the HCEI; and uncertainties surrounding wind power, the proposed undersea cable (to bring power to Oahu from Lanai and/or Molokai), biofuels, environmental assessments and the impacts of implementation of the HCEI on future costs of electricity);

  •
  capacity and supply constraints or difficulties, especially if generating units (utility-owned or independent power producer owned) fail or measures such as demand-side management, distributed generation, combined heat and power or other firm capacity supply-side resources fall short of achieving their forecasted benefits or are otherwise insufficient to reduce or meet peak demand;

  •
  the risk to generation reliability when generation peak reserve margins on Oahu are strained;

  •
  fuel oil price changes, performance by suppliers of their fuel oil delivery obligations and the continued availability to HEI's electric utility subsidiaries of their energy cost adjustment clauses ("ECACs");

  •
  the impact of fuel price volatility on customer satisfaction and political and regulatory support for HEI's electric utility subsidiaries;

  •
  the risks associated with increasing reliance on renewable energy, as contemplated under the Energy Agreement, including the availability and cost of non-fossil fuel supplies for renewable energy generation and the operational impacts of adding intermittent sources of renewable energy to the electric grid;

  •
  the ability of independent power producers to deliver the firm capacity anticipated in their power purchase agreements;

  •
  the ability of HEI's electric utility subsidiaries to negotiate, periodically, favorable fuel supply and collective bargaining agreements;

  •
  new technological developments that could affect the operations and prospects of HEI and its subsidiaries (including HECO and its subsidiaries and ASB and its subsidiaries) or their competitors;

  •
  cyber security risks and the potential for cyber incidents, including potential incidents at HEI, ASB and HECO and their subsidiaries (including at ASB branches and at the electric utility plants) and incidents at data processing service bureaus they use, to the extent not prevented by intrusion detection and prevention systems, anti-virus software, firewalls and other general information technology controls;

  •
  federal, state, county and international governmental and regulatory actions, such as changes in laws, rules and regulations applicable to HEI, HECO, ASB and their subsidiaries (including changes in taxation, increases in capital requirements, regulatory changes resulting from the HCEI, environmental laws and regulations, the regulation of greenhouse gas emissions, governmental fees and assessments (such as Federal Deposit Insurance Corporation assessments) and potential carbon "cap and trade" regulation that may fundamentally alter costs to purchase electricity and accelerate the move to renewable generation);

  •
  decisions by the PUC in rate cases and other proceedings (including the risks of delays in the timing of decisions, adverse changes in final decisions from interim decisions and the disallowance of project costs as a result of adverse regulatory audit reports or otherwise);

  •
  decisions by the PUC and by other agencies and courts on land use, environmental and other permitting issues (such as required corrective actions and restrictions and penalties that may arise, such as with respect to environmental conditions or renewable portfolio standards);

  •
  potential enforcement actions by the Office of the Comptroller of the Currency ("OCC"), the Federal Reserve Board ("FRB") and/or other governmental authorities (such as consent orders, required corrective actions, restrictions and penalties that may arise, for example, with respect to compliance deficiencies under existing or new banking and consumer protection laws and regulations or with respect to capital adequacy);

  •
  ability to recover increasing costs and earn a reasonable return on capital investments not covered by revenue adjustment mechanisms;

  •
  the risks associated with the geographic concentration of HEI's businesses and ASB's loans, ASB's concentration in a single product type (i.e., first mortgages) and ASB's significant credit relationships (i.e., concentrations of large loans and/or credit lines with certain customers);

  •
  changes in accounting principles applicable to HEI, HECO, ASB and their subsidiaries, including the adoption of International Financial Reporting Standards or new U.S. accounting standards, the potential discontinuance of regulatory accounting and the effects of potentially required consolidation of variable interest entities or required capital lease accounting for power purchase agreements with independent power producers;

  •
  changes by securities rating agencies in their ratings of the securities of HEI and HECO and the results of financing efforts;

  •
  faster than expected loan prepayments that can cause an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage-servicing assets of ASB;

  •
  changes in ASB's loan portfolio credit profile and asset quality which may increase or decrease the required level of allowance for loan losses and charge-offs;

  •
  changes in ASB's deposit cost or mix which may have an adverse impact on ASB's cost of funds;

  •
  the final outcome of tax positions taken by HEI, HECO, ASB and their subsidiaries;

  •
  the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the utilities' transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits); and

  •
  other risks or uncertainties described in reports previously and subsequently filed by HEI and/or HECO with the SEC.

DESCRIPTION OF SENIOR DEBT SECURITIES
AND SENIOR SUBORDINATED DEBT SECURITIES

        HEI may issue Senior Debt Securities and Senior Subordinated Debt Securities (collectively, for purposes of this section only, the "Debt Securities") consisting of unsecured notes, debentures or other evidences of indebtedness issued from time to time in one or more series. Prior to issuing any Debt Securities, HEI will enter into a senior debt indenture (the "Senior Indenture"), in the case of Senior Debt Securities, and a senior subordinated debt indenture (the "Senior Subordinated Indenture"), in the case of Senior Subordinated Debt Securities. For purposes of this section only, the Senior Indenture and the Senior Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures". U.S. Bank National Association will act as the trustee under each of the Indentures (in its separate capacity under each Indenture, a "Debt Trustee"). The form of the contemplated Senior Indenture is included as an exhibit to the registration statement of which this prospectus is a part and the form of the Senior Subordinated Indenture is included through incorporation by reference as an exhibit to the registration statement of which this prospectus is a part and both forms are described below. The terms of the Debt Securities will include those stated in the applicable Indenture and any supplemental indenture thereto, and those made part of such Indenture by reference to the Trust Indenture Act.

        The following summary of certain of the terms of the Indentures and the Debt Securities does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the applicable Indenture and the Trust Indenture Act. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to such sections or defined terms are incorporated herein by reference. The Indentures are substantially identical except for provisions relating to subordination and those relating to HEI's covenants. Any Debt Securities offered by this prospectus will be accompanied by a prospectus supplement which will indicate that the securities being offered thereby are Senior Debt Securities or Senior Subordinated Debt Securities and will set forth the designation and describe the specific terms and provisions thereof. The description in the prospectus supplement will supplement and, when inconsistent, supersede the description in this section.

General

        Neither of the Indentures will limit the amount of additional indebtedness HEI or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or senior subordinated obligations of HEI. Since HEI is a holding company, the Debt Securities effectively will be subordinate to all obligations of HEI's subsidiaries and HEI's rights and the rights of its creditors including the holders of Debt Securities to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI's subsidiaries by creditors other than HEI include obligations arising out of short- and long-term indebtedness as well as other liabilities incurred in the ordinary course of business. In addition, since HEI's principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies as well as the provisions of preferred stock resolutions and the debt instruments of HEI's subsidiaries. If this prospectus is being delivered in connection with the offer and sale of a series of Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of the indebtedness of HEI's subsidiaries outstanding as of the end of the most recent fiscal quarter.

        The Indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that Debt Securities may be issued from time-to-time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant prospectus supplement. HEI need not issue all Debt Securities of one series at the same time and, unless otherwise provided, HEI may reopen a series, without the consent of the holders of the Debt Securities of that series, for issuance of additional Debt Securities of that series.

        Reference is made to the applicable prospectus supplement which will accompany this prospectus for the following terms of and information relating to the Senior Debt and Senior Subordinated Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as Senior or Senior Subordinated Debt Securities and the specific designation, aggregate principal amount, purchase price and denominations; (ii) if other than U.S. Dollars the currency or units based on or relating to currencies in which the Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the dates on which any such interest will be payable and from which such interest will accrue; (vi) the place or places where the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether such Debt Securities are convertible into Common Stock of HEI; (ix) whether the Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of and premium, if any, and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (including the requirement that, under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable United States federal income tax consequences, including whether and under what circumstances HEI will pay additional amounts on Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether HEI will have the option to redeem such Debt Securities rather than pay such additional amounts; (xi) the proposed listing, if any, of the Debt Securities on any securities exchange; and (xii) any other specific terms of the Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

        Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

        Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

        Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Global Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the registered Debt Securities of a series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as depository, or its nominee, as described under "Book-Entry System". In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a global security may not be transferred or exchanged except as a whole by the depository for such global security to a nominee for such depository and except in the circumstances described under "Book-Entry System".

Ranking of Senior Debt Securities

        Payment of the principal of and premium, if any, and interest on Senior Debt Securities issued under the Senior Indenture will rank equally in right of payment with all other unsecured and unsubordinated debt of HEI. The Senior Debt Securities effectively will be subordinate to all debts and other obligations of HEI's subsidiaries. See discussion above under "General". If this prospectus is being delivered in connection with the offer and sale of a series of Senior Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of HEI (holding company only) secured debt, if any, and unsecured and unsubordinated debt, if any, outstanding as of the end of the most recent fiscal quarter.

Ranking of Senior Subordinated Debt Securities

        Payment of the principal of and premium, if any, and interest on Senior Subordinated Debt Securities issued under the Senior Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Indenture, to all "Senior Indebtedness" of HEI. The Senior Subordinated Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) all indebtedness of HEI, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, (i) for money borrowed by HEI, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by HEI, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of HEI at the time of the acquisition of such property by HEI, for the payment of which HEI is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of HEI. Notwithstanding anything to the contrary in the Senior Subordinated Indenture or the Senior Subordinated Debt Securities, Senior Indebtedness shall not for such purposes include (i) any indebtedness of HEI which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or ranks equally with the Senior Subordinated Debt Securities or (ii) any indebtedness of HEI to a subsidiary of HEI. (Senior Subordinated Indenture, Section 1.1) Junior Subordinated Debt Securities issued by HEI pursuant to the Junior Indenture (as defined under "Description of the Junior Subordinated Debt Securities" below) will be subordinate in right of payment to the Senior Subordinated Debt Securities. The Senior Subordinated Debt Securities effectively will also be subordinate to all debts and other obligations of HEI's subsidiaries. See discussion above under "General". The Senior Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by HEI.

        In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of HEI or its property, or (b) that Senior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section 5.1 of the Senior Subordinated Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Senior Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of or premium, if any, or interest on the indebtedness evidenced by such Senior Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any Event of Default shall exist under any Senior Indebtedness, as "Event of Default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of or interest on the Senior Subordinated Debt Securities or coupons shall be made. (Senior Subordinated Indenture, Article 13) If this prospectus is being delivered in connection with the offer and sale of a series of Senior Subordinated Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of Senior Indebtedness (holding company only) and Senior Subordinated Debt Securities outstanding as of the end of the most recent fiscal quarter.

Conversion

        The terms and conditions, if any, on which Debt Securities are convertible into Common Stock of HEI will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or HEI, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of the convertible Debt Securities and provisions under which the number of shares of Common Stock to be received by the holders of the Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the prospectus supplement.

Certain Covenants of HEI

        Restriction on Liens.    The Senior Indenture provides that, so long as any debt ("Senior Debt") is issued and outstanding thereunder, and except as otherwise provided in any applicable supplemental indenture as described in the relevant prospectus supplement, HEI will not create, incur, issue or assume any Indebtedness (as defined below) secured after the date of the Senior Indenture by any security interest on any property of HEI (holding company only, including without limitation property of HEI consisting of any share or shares of capital stock of or any indebtedness owed to HEI by any subsidiary of HEI), whether such property, shares or indebtedness are owned by HEI at the date of the Senior Indenture or thereafter acquired, without effectively providing concurrently therewith that the Senior Debt (together, at the option of HEI, with any other indebtedness ranking equally with the Senior Debt and then existing or thereafter created) shall be secured equally and ratably with (or prior to) the Indebtedness so created, incurred, issued or assumed; provided, however, that the foregoing does not apply to:

          (1)   security interests on any property acquired, constructed or improved by HEI or on any shares of capital stock or indebtedness of any subsidiary acquired by HEI after the date of the Senior Indenture which security interests are created or assumed at the time of or within 270 days after the acquisition of, or the expenditure of the costs of construction or improvements of, and which secure the payment of all or any part of the purchase price of, such property, shares of capital stock or indebtedness, or which secure payment of all or any part of the cost of any such construction or improvements, provided that, in the case of any such acquisition, construction or improvement, such security interest does not apply to any property or shares of capital stock or indebtedness owned theretofore by HEI other than, in the case of any such construction or improvement, any real property on which the property is so constructed or the improvement is located;

          (2)   security interests on any property, shares of capital stock or indebtedness, which security interests exist at the time of acquisition of such property, shares or indebtedness by HEI;

          (3)   security interests on any property of a corporation or other Person (as defined in the Senior Indenture), which interests exist at the time such corporation is merged with or into or consolidated with HEI or which interests exist at the time of a sale or transfer of the properties of such corporation or other Person as an entirety or substantially as an entirety to HEI;

          (4)   security interests in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, (A) to secure partial progress, advance or other payments pursuant to any contract or statute, (B) to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such security interests, or (C) to secure the cost of constructing or improving the property subject to such security interests (including, without limitation, security interests incurred in connection with pollution control, industrial revenue or similar financings);

          (5)   security interests on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of any Indebtedness pursuant to express contractual provision or generally accepted accounting principles;

          (6)   security interests on any capital stock of any corporation which is registered in the name of HEI or otherwise owned by or held for the benefit of HEI which may constitute "margin stock" as such term is defined in Section 207.2(i) of Title 12 of the Code of Federal Regulations (or any successor provisions); or

          (7)   any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest referred to above in clauses (1)-(6), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the original principal amount of Indebtedness and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvement and construction on such property), shares of capital stock or indebtedness which was subject to the security interest so extended, renewed or replaced.

        Notwithstanding the foregoing, under the Senior Indenture as supplemented HEI may, without equally and ratably securing the Senior Debt Securities, create, incur, issue and assume Indebtedness secured by any security interest not excepted by the foregoing clauses (1) through (7), inclusive, if the aggregate amount of such Indebtedness, together with all other Indebtedness of HEI (holding company only) existing at such time and security interests not so excepted, does not exceed 10% of HEI's Consolidated Net Assets. (Senior Indenture, Section 3.9)

        "Indebtedness" means (i) any indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the replacement of money borrowed, (ii) all deferred indebtedness (including without limitation, capitalized leases) for the payment of the purchase price of property or assets purchased, and (iii) all guarantees, endorsements, assumptions or other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of the types described in clauses (i) and (ii) above.

        "Consolidated Net Assets" means the total amount of assets appearing on the consolidated balance sheet of HEI and its subsidiaries less, without duplication: (i) all current liabilities (excluding current liabilities of ASB and any current liabilities which are by their terms extendable or renewable at the sole option of the obligor thereon without requiring the consent of the obligee to a date more than 12 months after the date of determination); (ii) all reserves for depreciation and other assets valuation reserves but excluding any reserves for deferred Federal income taxes arising from accelerated amortization or otherwise; and (iii) all appropriate adjustments on account of minority interests of other persons holding any common stock in any subsidiary and trust preferred securities of a trust in which HEI owns the trust common securities. Consolidated Net Assets are determined in conformity with accounting principles generally accepted in the United States of America and as of a date not more than 90 days prior to the happening of the event for which such determination is being made.

        Restrictions on Dispositions of HECO Shares.    HEI currently holds 100% of the outstanding common stock of HECO. The Senior Indenture provides that, so long as any Senior Debt Security is issued and outstanding under the Senior Indenture, HEI will not sell, transfer or otherwise dispose of, and will not permit HECO to issue, sell, transfer or otherwise dispose of, any shares of capital stock of any class or classes of HECO ordinarily having voting power for the election of HECO's board of directors. This covenant will not restrict the issuance, sale, transfer or other disposition of HECO's voting shares to HEI or to any of HEI's direct or indirect wholly-owned subsidiaries. The covenant also will not restrict (i) sales or transfers by HECO of the capital stock of its subsidiaries, (ii) consolidation of HECO or mergers of HECO with or into HEI or any of its direct or indirect wholly-owned subsidiaries or (iii) consolidations or mergers of HECO with or into any other corporation if the corporation formed by such consolidation or merger is a direct or indirect wholly-owned subsidiary of HEI. (Senior Indenture, Section 9.3)

        Consolidation, Merger, Conveyance, Transfer or Lease.    Each Indenture provides that, so long as any Debt Security is issued and outstanding thereunder, HEI will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person or permit any Person to consolidate with or merge into HEI or convey, transfer or lease its properties and assets substantially as an entirety to HEI unless certain conditions are met, including the conditions that (a) the corporation formed by such consolidation or into which HEI is merged or the

Person which acquires by conveyance or transfer, or which leases, the property and assets of HEI substantially as an entirety is a Person organized and existing in corporate form under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (if any) on all the Debt Securities and the performance of all of the covenants of HEI under the Indenture, (b) immediately after giving effect to such transaction no Event of Default by HEI, and no event which after notice and lapse of time would become an Event of Default by HEI, has occurred and is continuing, and (c) HEI has delivered to the Debt Trustee an Officers' Certificate and an Opinion of Counsel as provided in the Indentures. (Senior and Senior Subordinated Indenture, Section 9.1)

Absence of Restrictions on Certain Transactions

        Other than the restrictions on liens and disposition of HECO shares, as set forth in the Senior Indenture, and restrictions on mergers, consolidations, conveyances, transfers and leases set forth in each Indenture as described above, neither the Senior Indenture nor the Senior Subordinated Indenture contains any covenants or other provisions designed to afford holders of Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management, or in the event of a change in control of HEI.

Events of Default

        An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, whether at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due; (d) default for 60 days after written notice, as provided in such Indenture, in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (e) certain events of bankruptcy, insolvency or reorganization with respect to HEI; or (f) an Event of Default with respect to any other indebtedness for borrowed money (other than nonrecourse obligations) of HEI in an aggregate principal amount exceeding $10,000,000, if such Event of Default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 20 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Senior Subordinated Indentures, Section 5.1)

        Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of or premium, if any, or interest on any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of HEI applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if any Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of HEI shall have occurred and be continuing, either the Debt Trustee or the holders of record of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of record of a majority in principal amount of the Debt Securities of all such affected series then outstanding, but no such annulment or waiver will apply to subsequent defaults. (Senior and Senior Subordinated Indentures, Sections 5.1 and 5.10)

        Each Indenture contains a provision entitling the Debt Trustee, subject to the duty of the Debt Trustee during a default to act with the required standard of care, to be indemnified by the holders of record of Debt Securities issued under such Indenture requesting the Debt Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Senior Subordinated Indentures, Sections 6.1 and 6.2) Subject to such provisions in each Indenture for the indemnification of the Debt Trustee and certain other limitations, the holders of record of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee. (Senior and Senior Subordinated Indentures, Section 5.9)

        Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against HEI under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Debt Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Debt Trustee to institute such action and shall have offered the Debt Trustee reasonable indemnity, the Debt Trustee shall not have instituted such action within 60 days of such request and the Debt Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Senior and Senior Subordinated Indentures, Sections 5.6 and 5.9)

        Notwithstanding the foregoing, each holder of Debt Securities of any series has the right, which is unconditional, to receive payment of the principal of and premium and interest, if any, on such Debt Securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of Debt Securities. (Senior and Senior Subordinated Indentures, Section 5.7)

        Each Indenture contains a covenant that HEI will file annually with the Debt Trustee a certificate of no default or a certificate stating that a default exists. (Senior and Senior Subordinated Indentures, Section 3.5)

Discharge, Defeasance and Covenant Defeasance

        HEI can discharge or defease its obligations under each Indenture, including its obligations under the covenants set forth therein, as set forth below. (Senior and Senior Subordinated Indentures, Section 10.1)

        Upon satisfying certain conditions, HEI may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Debt Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government

Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, and interest on such Debt Securities and sinking fund payments.

        HEI may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities or certain other obligations. Upon satisfying certain conditions, HEI may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture including Sections 3.6, 3.7, 3.8, 3.9, 3.10, 9.1 and 9.3, in the case of the Senior Indenture and Sections 3.6, 3.7, 3.8 and 9.1, in the case of the Senior Subordinated Indenture (which contain among other things the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if among other things: (i) HEI irrevocably deposits with the Debt Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, and interest on and any sinking fund for all outstanding Debt Securities of such series issued under such Indenture; (ii) HEI delivers to the Debt Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that such defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture since such a result would not occur under current tax law); and (iii) in the case of the Senior Subordinated Indenture no event or condition shall exist that, pursuant to certain provisions described under "—Ranking of Senior Subordinated Debt Securities" above, would prevent HEI from making payments of principal of and premium, if any, and interest on the Senior Subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the date of such deposit.

Modification of the Indentures

        Each Indenture provides that HEI and the Debt Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to, among other things: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of HEI, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee or facilitate any administration by more than one trustee. (Senior and Senior Subordinated Indentures, Section 8.1)

        Each Indenture also contains provisions permitting HEI and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that HEI and the Debt Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Senior and Senior Subordinated Indentures, Section 8.2)

        The Senior Subordinated Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Senior Subordinated Indenture, Section 8.6)

Governing Law

        Each Indenture will be governed by, and construed in accordance with, the internal laws of the State of New York. (Senior and Senior Subordinated Indentures, Section 11.8)

Concerning the Debt Trustee

        HEI and its subsidiaries maintain ordinary banking and trust relationships with a number of banks that could serve as trustee under the Indentures. The initial Debt Trustee is expected to be U.S. Bank National Association, a national banking association with its principal office located in Minnesota and whose office as Debt Trustee will be its New York office located at 100 Wall Street, Suite 1600, New York, New York 10005. As of the date hereof, U.S. Bank National Association is a participant in HEI's and HECO's syndicated credit facilities, is trustee under the indenture pursuant to which HEI has issued medium-term notes and is HEI's commercial paper paying agent.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        HEI may issue unsecured notes, debentures or other evidences of indebtedness from time to time in one or more series (the "Junior Subordinated Debt Securities"). Prior to issuing any Junior Subordinated Debt Securities, HEI will enter into a junior subordinated debt indenture (the "Junior Indenture") between HEI and U.S. Bank National Association, as trustee (the "Junior Debt Trustee"). The form of the contemplated Junior Indenture is included as an exhibit to the registration statement of which this prospectus is a part and is described below. The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture, those stated in any supplemental indenture supplementing the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act.

        The following summary of the terms of the Junior Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Junior Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Junior Indenture unless otherwise noted. Any Junior Subordinated Debt Securities offered by this prospectus will be accompanied by a prospectus supplement which will set forth the designation and describe the specific terms and provisions thereof. The description in a prospectus supplement will supplement and, when inconsistent, supersede the description in this section.

General

        The Junior Indenture will not limit the amount of additional indebtedness HEI or any of its subsidiaries may incur, nor does the Junior Indenture limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued thereunder. The Junior Subordinated Debt Securities will be unsecured, fully subordinated obligations of HEI and, therefore, will be subordinate to Senior Indebtedness, including the Senior Debt Securities and the Senior Subordinated Debt Securities. Since HEI is a holding company, the Junior Subordinated Debt Securities effectively will be subordinate to all obligations of HEI's subsidiaries and HEI's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization and will be subject to the prior claims of such subsidiary's creditors, except to the extent that HEI may itself be a creditor with recognized claims against such subsidiary. Claims on HEI's subsidiaries by creditors other than HEI include obligations arising out of short and long-term indebtedness, as well as other liabilities incurred in the ordinary course of business. In addition, since HEI's principal subsidiaries are subject to state or federal regulatory control, the ability of such subsidiaries to pay dividends or to make distributions, loans or advances to HEI without prior regulatory approval is limited by applicable laws, regulations and agreements with regulatory agencies as well as the provisions of the preferred stock and the debt instruments of HEI's subsidiaries. If this prospectus is being delivered in connection with the offer and sale of a series of Junior Subordinated Debt Securities, the accompanying prospectus supplement will set forth the approximate amount of the indebtedness of HEI's subsidiaries outstanding as of the end of the most recent fiscal quarter.

        Reference is made to the prospectus supplement relating to the particular Junior Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Junior Subordinated Debt Securities; (2) the aggregate principal amount and denomination (if other than multiples of $25) of such Junior Subordinated Debt Securities; (3) the percentage of the principal amount at which such Junior Subordinated Debt Securities will be issued; (4) the date or dates on which such Junior Subordinated Debt Securities will mature and HEI's right, if any, to shorten or extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions, if any, for a sinking, purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of HEI or the holder; (10) the form of such Junior Subordinated Debt Securities; and (11) any other specific terms of the Junior Subordinated Debt Securities. HEI need not issue all Junior Subordinated Debt Securities of one series at the same time and, unless otherwise provided, HEI may reopen a series, without the consent of the holders of the Junior Subordinated Debt Securities of that series, for issuances of additional Junior Subordinated Debt Securities of that series.

        If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such prospectus supplement shall also specify the denomination in which such Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

        The Junior Indenture does not contain any covenants or other provisions designed to afford holders of Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving HEI, or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management or in the event of a change in control.

Form, Exchange, Registration, Transfer and Payment

        Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $25 and multiples of $25. (Section 2.03) No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but the Company or the Junior Debt Trustee may in general require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. (Section 2.07)

        Unless otherwise provided in the applicable prospectus supplement, principal, premium, if any, and interest will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at an office or agency maintained for that purpose or the corporate trust office of the Junior Debt Trustee as paying and authenticating agent in New York, New York, provided that payment of interest, if any, on registered Junior Subordinated Debt Securities (unless issued to a trust in which HEI owns all of the trust common securities) may be made at the option of HEI by check mailed to the address of the person entitled thereto as it appears in the debenture register or by wire transfer to an account appropriately designated by the person entitled thereto. (Section 2.03 and 4.02)

Global Junior Subordinated Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, the Junior Subordinated Debt Securities of a series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, DTC, as depository, or its nominee, as described under "Book-Entry System". In such a case, one or more global securities will be issued in a denomination or aggregate denomination equal to the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depository for such global security to a nominee for such depository and except in the circumstances described under "Book-Entry System". (Section 2.11)

Subordination

        Payment of the principal of and premium, if any, and interest on Junior Subordinated Debt Securities issued under the Junior Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Indenture, to all Senior Indebtedness (as defined under "Description of Senior Debt Securities and Senior Subordinated Debt Securities—Ranking of Senior Subordinated Debt Securities") of HEI. Notwithstanding anything to the contrary contained in the Junior Indenture, Senior Indebtedness shall not for such purposes include (i) any indebtedness of HEI which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or ranks equally with the Junior Subordinated Debt Securities or (ii) any indebtedness of HEI to a subsidiary of HEI. (Junior Indenture, Section 1.1) The Junior Subordinated Debt Securities effectively will also be subordinate to all debts and other obligations of HEI's subsidiaries. See "—General" above. The Junior Indenture does not contain any limitation on the amount of Senior Indebtedness that may be issued by HEI.

Certain Covenants of HEI

        If (i) there shall have occurred any event that would constitute a Junior Indenture Event of Default (as defined herein) or (ii) HEI shall be in default with respect to its payment of any obligations under a related HEI guarantee of the obligations of a trust in which HEI owns all of the trust common securities ("Trust Guarantee") or (iii) HEI shall have given notice of its election to defer payments of interest on any of such Junior Subordinated Debt Securities by extending the interest payment period as provided in and permitted by a supplemental indenture to the Junior Indenture or appropriate officer's certificate pursuant thereto, and such period, or any extension thereof, shall be continuing, then (a) HEI shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its common stock and other than (x) purchases or acquisitions of shares of HEI Common Stock in connection with the satisfaction by HEI of its obligations under any employee benefit, dividend reinvestment, stock purchase or other stock plans or any other contractual obligation of HEI (other than a contractual obligation ranking equally with or junior to the Junior Subordinated Debt Securities), (y) as a result of a reclassification of HEI capital stock or the exchange or conversion of one class or series of HEI capital stock for another class or series of HEI capital stock or (z) the purchase of fractional interests in shares of HEI capital stock pursuant to the conversion or exchange provisions of such HEI capital stock or the security being converted or exchanged), (b) HEI shall not make any payment of interest, principal or premium, if any, on or pay, repurchase or redeem any debt securities issued by HEI which rank equally with or junior to such Junior Subordinated Debt Securities, provided that, if only the event referred to in clause (iii) above (and not the events referred to in clause (i) and (ii)) has occurred, this restriction shall apply only to other series of Junior Subordinated Debt Securities or debt securities with equivalent deferral options, and (c) HEI shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee or any other guarantee by HEI with respect to comparable securities). (Section 6.09)

Limitation on Mergers and Sales of Assets

        HEI shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any entity unless (a) HEI shall be the continuing entity or the successor entity shall be a legal entity organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of HEI under the Junior Indenture and (b) after giving effect thereto, no Event of Default, and no event which after notice or a lapse of time or both would become an Event of Default, shall have occurred and be continuing under the Junior Indenture. (Section 10.01)

Events of Default, Waiver and Notice

        The Junior Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes a "Junior Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

          (a)   default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by HEI shall not constitute a default in the payment of interest for this purpose; or

          (b)   default in payment of principal of or premium, if any, on the Junior Subordinated Debt Securities of that series when due whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities shall not constitute a default for this purpose; or

          (c)   default by the Company in the performance of any other of the covenants or agreements in the Junior Indenture (other than a covenant or agreement expressly included solely for the benefit of one or more other series than such series) which shall not have been remedied for a period of 90 days after notice has been given by the Junior Debt Trustee or the holders of at least 25 percent in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding, unless the Junior Debt Trustee or the holders of not less than the aggregate principal amount of Junior Subordinated Debt Securities of such series the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; or

          (d)   certain events of bankruptcy, insolvency or reorganization of HEI; or

          (e)   in the event Junior Subordinated Debt Securities are issued to a trust in which HEI owns all of the trust common securities (or a trustee of such trust) in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holders of securities of the trust in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement of such trust.

        The Junior Indenture provides that, if a Junior Indenture Event of Default on any series of Junior Subordinated Debt Securities shall have occurred and be continuing, either the Junior Debt Trustee or the holders of record of not less than 25 percent in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding by proper notice may declare the principal of all such Junior Subordinated Debt Securities of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debt Securities which has become due solely by reason of such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal and premium, if any, due otherwise than by acceleration has been deposited with the Junior Debt Trustee. (Section 6.01)

        The holders of record of a majority in principal amount of the Junior Subordinated Debt Securities of any series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Debt Trustee under the Junior Indenture with respect to such series, provided that such direction shall not be in conflict with any rule of law or the Junior Indenture or unduly prejudicial to the rights of holders of any other series of the Junior Subordinated Debt Securities and subject to the right of the Junior Debt Trustee to require reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to the subordination provisions relating to the Junior Subordinated Debt Securities, the right of any holder of Junior Subordinated Debt Securities to receive payment of the principal of and premium (if any) and interest on such Junior Subordinated Debt Securities on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Debt Securities, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder. (Sections 6.04. 6.06 and 7.02)

        The Junior Indenture requires the annual filing by HEI with the Junior Debt Trustee of a certificate as to compliance by HEI with certain conditions and covenants under the Junior Indenture. (Section 5.03)

        The Junior Indenture provides that the Junior Debt Trustee may withhold notice of a Junior Indenture Event of Default from the holders of a series of Junior Subordinated Debt Securities (except a Junior Indenture Event of Default in payment of principal of or premium (if any) or interest on the Junior Subordinated Debt Securities) if the Trustee determines in good faith that it is in the interest of such holders to do so. (Section 6.07)

Modification of the Indenture

        The Junior Indenture contains provisions permitting the Company and the Junior Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Junior Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debt Securities of such series; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debt Security, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Debt Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest or premium, if any, on the Junior Subordinated Debt Securities payable in any coin or currency other than that provided in the Junior Subordinated Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debt Securities the consent of the holders of which is required for any such modification or (iii) otherwise adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities. (Section 9.02)

Defeasance and Discharge

        HEI may discharge certain obligations to holders of any series of Junior Debt Securities which have not already been delivered to the Junior Debt Trustee for cancellation and which either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Junior Debt Trustee or Defeasance Agent cash or Governmental Obligations (as defined in the Junior Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium on, if any, and interest on such Junior Subordinated Debt Securities.

        The Indenture provides that HEI, at HEI's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described herein under "—Certain Covenants of HEI" above), in each case if HEI deposits, in trust with the Junior Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount certified to be sufficient to pay all the principal (including any mandatory sinking fund payments) and premium, if any, of and interest on, the Junior Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debt Securities. To exercise any such option, among other things, HEI is required to deliver to the Junior Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of any such discharge pursuant to clause (a) such opinion must be accompanied by a ruling to that effect received by HEI from the United States Internal Revenue Service, or a ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, or must otherwise be based on a change in United States federal income tax law, since such a result would not occur under current tax law and (ii) if listed on any national securities exchange, such Junior Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option. (Section 11.01)

Governing Law

        The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.05)

Concerning the Junior Debt Trustee

        HEI or its affiliates maintain certain accounts and other banking relationships with a number of banks that could serve as the Junior Debt Trustee. U.S. Bank National Association is expected to be the initial Junior Debt Trustee. For a description of relationships between U.S. Bank National Association and HEI and its affiliates as of the date hereof, see "Description of Senior Debt Securities and Senior Subordinated Debt Securities—Concerning the Debt Trustee".

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Under its Amended and Restated Articles of Incorporation (the "Articles"), HEI is authorized to issue 200,000,000 shares of common stock without par value ("Common Stock") and 10,000,000 shares of preferred stock without par value ("Preferred Stock"). The first and only series of Preferred Stock previously designated by the HEI Board of Directors as of the date of this prospectus was the Series A Junior Participating Preferred Stock that was created in connection with the establishment of HEI's Stockholder Rights Plan. However, the Stockholder Rights Plan has expired and the designation of the Series A Junior Participating Preferred Stock has been eliminated. As of October 31, 2011, 95,975,024 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were designated, issued or outstanding.

        The following description of the terms of HEI's capital stock sets forth the general terms and provisions of HEI's capital stock and does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and HEI's Amended and Restated Bylaws (the "Bylaws").

Common Stock

        General.    The outstanding shares of Common Stock, other than shares of restricted stock previously issued under HEI's Stock Option and Incentive Plan of 1987 (as amended and restated) or issued from time to time under HEI's 2010 Equity and Incentive Plan (as amended and restated) until such restrictions are satisfied, are fully paid and nonassessable. Additional shares of Common Stock, when issued pursuant to proper authorization, will be fully paid and nonassessable when the consideration for which HEI's Board of Directors authorizes their issuance has been received by HEI. The holders of Common Stock have no preemptive rights and there are no applicable conversion, redemption or sinking fund provisions.

        Common Stock is transferable at the Shareholder Services Office of the Company, American Savings Bank Tower, 8th Floor, 1001 Bishop Street, Honolulu, Hawaii 96813, and at the office of Continental Stock Transfer & Trust Company, Co-Transfer Agent and Registrar, 17 Battery Place, New York, New York 10004. Shares of Common Stock may either be certificated or uncertificated.

        Dividend Rights and Limitations.    Stock and cash dividends may be issued and paid to the holders of Common Stock as and when declared by the Board of Directors, provided that, after giving effect to the payment of cash dividends, HEI is able to pay its debts as they become due in the usual course of its business and HEI's total assets are not less than the sum of its total liabilities plus the maximum amount that then would be payable in any liquidation in respect of all outstanding shares having preferential rights in liquidation. All shares of Common Stock are entitled to participate equally with respect to dividends.

        HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI's direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the PUC (pertaining to HEI's electric utility subsidiaries) and the minimum capital requirements imposed by law on ASB, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. HEI does not expect that the regulatory and contractual restrictions applicable to HEI or its direct or indirect subsidiaries will significantly affect HEI's ability to pay dividends on its Common Stock. See "Business—HEI Consolidated—Regulation—Restrictions on dividends and other distributions" in HEI's Annual Report on Form 10-K for the year ended December 31, 2010 for a more complete description of the ability of certain of HEI's subsidiaries to pay dividends or make other distributions to HEI.

        Liquidation Rights.    In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding-up of the affairs of HEI, voluntarily or involuntarily, holders of Common Stock are entitled to any assets of HEI available for distribution to HEI's stockholders after the payment in full of any amounts owing to its creditors and any preferential amounts to which holders of any Preferred Stock may be entitled. All shares of Common Stock will rank equally in the event of liquidation.

        Voting Rights.    Holders of Common Stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted by the Board of Directors of HEI from time to time creating series of Preferred Stock or otherwise. The annual meeting of shareholders is held on the date and at the time designated by the Board of Directors, or, if it does not act, by the Chairman of the Board of Directors, or, in the Chairman's absence or disability, by the President. A shareholder may bring business before the annual meeting only if the shareholder complies with the advance notice and other requirements specified in the Bylaws. A special meeting of shareholders can be called by the Board of Directors, the Chairman of the Board of Directors, the President or upon written demand of shareholders entitled under Hawaii law to make such a demand in the manner prescribed by Hawaii law and in accordance with the advance notice provisions in the Bylaws. At annual and special meetings of stockholders, the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock constitutes a quorum, the election of directors requires a plurality of votes cast at a meeting at which a quorum is present and any other action may be approved at a meeting where a quorum is present and due notification of the proposed action has been given if the votes cast in favor of the action exceed the votes cast opposing the action, except (a) as otherwise required by law, (b) as provided in the Articles, (c) as provided in the Bylaws (including with respect to the amendment of certain provisions of the Bylaws) and/or (d) as may be provided in resolutions that may be adopted from time to time creating series of Preferred Stock or otherwise.

        Under the current Bylaws, the Board of Directors is to consist of not less than five nor more than eighteen members, with the Board of Directors having the authority to fix the exact number of directors so long as the number is not less than five nor more than eighteen. Nominations for election to the Board of Directors may be made only by or at the direction of the Board of Directors (or a duly authorized committee of the Board of Directors) or by a shareholder who meets the requirements specified in the Bylaws and complies with the advance notice provisions set forth in the Bylaws. So long as there are at least nine directors, one-third (as nearly as possible) of the total number of directors is elected at each annual meeting of stockholders and, under Hawaii law, no holder of Common Stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of equity securities registered pursuant to the Exchange Act that is listed on a national securities exchange or traded over-the-counter on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System. Under the Bylaws, directors may be removed from office at a special meeting of shareholders properly called for that purpose.

        Subject to compliance with any applicable advance notice provisions, the Bylaws may be amended by the affirmative vote of a majority of the entire Board of Directors, or at the annual meeting of shareholders or a special meeting of shareholders called for that purpose by the affirmative vote of a majority of shares represented and entitled to vote at such meeting, except that any provision of the Bylaws for which a greater vote is required by the Articles, the Bylaws or by law may itself be amended only by such greater vote. In addition, an amendment to the provisions in the Bylaws relating to (1) matters which may be properly brought before an annual meeting, (2) who may call a special meeting and matters which may be brought before a special meeting, (3) cumulative voting, (4) the number, the manner of fixing the number and the staggered terms of members of the Board of Directors, (5) removal of directors and (6) restricting the amendment of certain provisions of the Bylaws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to the election of directors voting together as a single class or (b) by the affirmative vote of a majority of the entire Board of Directors plus a concurring vote of a majority of the "continuing directors" (as that term is defined in the Bylaws) voting separately and as a subclass of directors.

        The provisions of HEI's Bylaws referred to in the foregoing two paragraphs, and the statutory provisions referred to below, may have the effect of delaying, deferring or preventing a change in control of HEI.

Preferred Stock

        Preferred Stock may be authorized by the Board of Directors for issuance in one or more series, without action by stockholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board of Directors authorizing the issuance of those shares. Under current Hawaii law, all shares of a series of preferred stock must have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class. Under the current Articles, there is no restriction on the repurchase or redemption of shares of Preferred Stock at a time when there is an arrearage in the payment of dividends or sinking fund installments.

        If and when authorized by the Board of Directors, Preferred Stock may be preferred as to dividends or in liquidation, or both, over the Common Stock. For example, the terms of the Preferred Stock, if and when authorized, could prohibit dividends on shares of Common Stock until all dividends and any mandatory redemptions have been paid with respect to shares of Preferred Stock. In addition, the Board of Directors may, without stockholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of Common Stock. Issuance of Preferred Stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI.

Restriction on Purchases of Shares and Consequences of Substantial Holdings under Certain Hawaii and Federal Laws

        Provisions of Hawaii and federal law, some of which are described below, place restrictions on the acquisition of beneficial ownership of 5% or more of the voting power of HEI. The following does not purport to be a complete enumeration of all of these provisions, nor does it purport to be a complete description of the statutory provisions that are enumerated. Persons contemplating the acquisition of 5% or more of the issued and outstanding shares of HEI's Common Stock should consult with their legal and financial advisors concerning statutory and other restrictions on such acquisitions.

        The Hawaii Control Share Acquisition Act places restrictions on the acquisition of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition, in the manner specified in the Hawaii Control Share Acquisition Act, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, exclusive of the shares beneficially owned by the acquiring person, and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI's books for one year after acquisition and HEI, during the one-year period, has the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

        Under provisions of the Hawaii Business Corporation Act, subject to certain exceptions, HEI may not be a party to a merger or consolidation unless the merger or consolidation is approved by the holders of at least 75% of all of the issued and outstanding voting stock of HEI.

        Under provisions of Hawaii law regulating public utilities, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including HECO and its wholly owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the PUC. The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the holding of more than 25% of the voting stock of its electric utility subsidiaries. In addition, HEI is subject to an agreement entered into with the PUC when HECO became a wholly-owned subsidiary of HEI. This agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.

        Federal law restricts acquisitions of a federal savings bank and any entity considered to be its holding company by establishing thresholds of "control" the acquisition of which requires prior regulatory approval and by limiting the types of persons and entities eligible to acquire such control. The primary federal banking regulator of ASB historically was the Office of Thrift Supervision ("OTS"), but the OTS was abolished on July 21, 2011 and its supervisory and regulatory functions have been transferred to the OCC. As a result of HEI's indirect ownership of ASB, both HEI and American Savings Holdings, Inc. ("ASHI"), the direct parent corporation of ASB, are also subject to a certain degree of regulation as "unitary savings and loan holding companies" (i.e., companies which control one savings association). The supervision and regulation of HEI and ASHI have been moved to the FRB effective July 21, 2011. Since 1999, companies that engage in activities not permitted to financial services companies under federal law are not permitted to acquire control of a savings institution. Nonfinancial companies that owned savings institutions prior to May 4, 1999, such as HEI and ASHI, however, are considered "grandfathered" so that HEI and its subsidiaries are able to continue to engage in their current activities and retain ownership of ASB. The effect of this prohibition therefore is that any acquisition of HEI by a third party is likely to require HEI to divest ASB or its assets and liabilities. The divestiture would be required to occur within a two year period following the FRB's approval of the acquisition of HEI. Federal law also limits the entities eligible to acquire ASB or its assets and liabilities generally to those that engage in activities permissible to bank and financial holding companies under the Bank Holding Company Act.

        The thresholds of "control" which will trigger the need for notice to the FRB and, in certain instances, prior FRB approval are set forth in federal statutes and FRB regulations. Generally, no existing savings and loan holding company may acquire direct or indirect ownership or control of more than 5% of the outstanding voting stock of a federal savings bank or its holding company without the prior written approval of the FRB. In addition, no other company or person may acquire control of more than 25% of the voting shares of a federal savings bank or savings and loan holding company, unless the FRB provides prior written approval. "Control" in this context means the acquisition of, control of, or holding proxies representing, more than 25% of the voting shares of HEI or the power to control in any manner the election of a majority of the directors of HEI. Moreover, under FRB regulations, one would be preliminarily determined to have acquired control if one acquires 5% or more of the voting shares of HEI and is subject to one of certain specified "presumptions of control." Anyone subject to a preliminary determination of control by the FRB may contest the determination and request a hearing, may file an application to retain the control relationship or may propose a plan to the FRB for prompt termination of the control relationship. The FRB may also deem acquisitions of more than 5% but less than 25% of the voting shares of HEI to be passive and noncontrolling, on the condition that the investor enter into certain passivity commitments with the FRB.

Dividend Reinvestment and Stock Purchase Plan

        Any individual of legal age or entity is eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan by making an initial cash investment in Common Stock, subject to applicable laws and regulations and the requirements of the plan. Holders of Common Stock, and holders of Preferred Stock of HEI's electric utility subsidiaries, may automatically reinvest some or all of their dividends to purchase additional shares of Common Stock at market prices (as defined in the plan). Participants in the plan may also purchase additional shares of Common Stock at market prices (as defined in the plan) by making cash contributions to the plan. HEI reserves the right to suspend, modify or terminate the plan at any time. Shares of Common Stock issued under the plan may either be newly issued shares or shares purchased by the plan on the open market. Participants do not pay brokerage commissions or service charges in connection with purchases of newly issued shares, but do pay their pro rata share of brokerage commissions if the plan purchases shares for participants on the open market.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        HEI may issue stock purchase contracts, including contracts obligating holders to purchase from HEI, and HEI to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

  •
  Senior Debt Securities or Senior Subordinated Debt Securities, or

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  debt obligations of third parties, including U.S. treasury securities securing the holders' obligations to purchase the Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depository arrangements.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, each series of Debt Securities and Preferred Stock will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be DTC.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

        Global securities may be exchanged in whole for certificated securities only if:

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  the depository notifies HEI that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, HEI thereupon fails to appoint a successor depository within 90 days;

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  HEI, at its option, notifies the trustee or other agent in writing that it elects to cause the issuance of certificated securities; or

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  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, HEI has agreed to notify the applicable trustee or other agent in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

        The following is based solely on information furnished by DTC.

        DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC or its custodian.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for securities that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

        Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults and proposed amendments to the security documents. For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

        Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.

DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the applicable registrant or the agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the agent or the applicable registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such securities by causing the Direct Participant to transfer such participant's interest in the securities, on DTC's records, to such agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to such agent's DTC account.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustees, HEI or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

 PLAN OF DISTRIBUTION

        HEI may sell any of the securities offered by this prospectus (the "Offered Securities"), to the public or to institutional investors, in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters or (iv) through dealers.

        Offers to purchase Offered Securities may be solicited directly by HEI, or by agents designated by HEI, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this prospectus is delivered will be named, and any commissions payable by HEI to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If an underwriter or underwriters are utilized in the sale of Offered Securities in respect of which this prospectus is delivered, such Offered Securities will be acquired by such underwriter or underwriters for its own account or their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of such Offered Securities will be named in, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the applicable prospectus supplement. In connection with the sale of such Offered Securities, underwriters may receive compensation from HEI in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any such Offered Securities for whom they may act as agent. Unless otherwise set forth in such prospectus supplement, the obligations of such underwriter or underwriters will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Offered Securities if any are purchased.

        If a dealer is utilized in the sale of the Offered Securities in respect of which this prospectus is delivered, HEI will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The dealer involved in the offer or sale of such Offered Securities will be named, and any discounts or commissions allowed or reallowed or paid to the dealer will be set forth, in the prospectus supplement.

        HEI may make sales of its Common Stock to or through one or more underwriters or agents in at-the-market offerings pursuant to the terms of a distribution agreement or selling agent's agreement between HEI and the underwriters or agents. If HEI engages in at-the-market sales pursuant to a distribution agreement or selling agent's agreement, HEI will issue and sell shares of its Common Stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, HEI may sell shares on a daily basis in exchange transactions or otherwise as HEI agrees with the underwriters or agent. The agreement may provide that any shares of HEI Common Stock sold will be sold at prices related to the then-prevailing market prices for its securities. Therefore, exact figures regarding net proceeds to HEI or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the agreement, HEI also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of HEI Common Stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement or selling agent's agreement, or if HEI offers to sell shares of HEI Common Stock through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of HEI Common Stock. HEI will describe any such activities in the prospectus supplement relating to the transaction.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the Offered Securities to be higher than it would otherwise be in the absence of such transactions.

        Any underwriters, dealers or agents participating in the distribution of the Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with HEI, to indemnification by HEI against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for HEI or its affiliates for which they receive compensation in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, except for the Common Stock, which is listed on the New York Stock Exchange, the Offered Securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker-dealer will make a market in any series of the Offered Securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the Offered Securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the Offered Securities. If no such determination has been made, the prospectus supplement will so state.

        HEI may enter into derivative transactions with third parties in which these third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by HEI or borrowed from HEI or others to settle those sales or to close out any related borrowings of stock, and may use securities received from HEI in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified as such in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the Offered Securities and certain matters relating thereto will be passed upon for HEI by Goodsill Anderson Quinn & Stifel LLP, 1800 Alii Place, 1099 Alakea Street. Honolulu, Hawaii 96813. Certain legal matters will be passed upon for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        The financial statements of HEI as of December 31, 2010 and for the year ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2010 incorporated in this Prospectus by reference to HEI's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of HEI as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 incorporated in this Prospectus by reference to HEI's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

6,100,000 shares

Hawaiian Electric Industries, Inc.

Common stock

Prospectus Supplement

J.P. Morgan

Morgan Stanley

March      , 2013